File No. 024-______________

As filed with the Securities and Exchange Commission on July ___, 2023

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated July ___, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Code Green Apparel Corp.

1,000,000,000 Shares of Common Stock

By this Offering Circular, Code Green Apparel Corp., a Nevada corporation, is offering for sale a maximum of 1,000,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $_____[0.0002-0.001] per share (the price to be fixed by a post-qualification supplement), pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Please see the “Risk Factors” section, beginning on page 9, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public		Commissions (1)	Proceeds to Company (2)
Common Stock	1,000,000,000	$	[0.0002-0.001]	$-0-	$	[200,000-1,000,000]

(1)	We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $10,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “CGAC” in the OTC Pink marketplace of OTC Link. On July 18, 2023, the closing price of our common stock was $0.00025 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: the holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to 66.67% of the total number of shares of outstanding common stock plus the number of votes allocated to outstanding shares of preferred stock. Our Sole Director, as the owner of all outstanding shares of the Series A Preferred Stock will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to Qualified Purchasers” (page 21). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2023.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Q&A REGARDING OUR COMPANY AND THE CURRENT CRYPTO-ASSET MARKETS

Our business plan has been designed to minimize, to the extent possible, the exposure to the volatility that has recently impacted the crypto-asset markets, in general, and, specifically, the Bitcoin market. To achieve this objective, we will (1) mine Bitcoin, (2) sell the mined Bitcoin for cash and, (3) on a regular basis, declare and distribute dividends with respect to “Available Cash,” as such may be provided through our operations. (See “Business”).

The following Question and Answer section is intended to provide prospective investors a summary understanding of how our company is conducting, and intends to conduct, its business in the crypto-asset market, as well as how crypto-asset market developments could impact our business, our financial condition and results of operations, and the future market price of our common stock.

Q:	Why does our company engage only in mining of Bitcoin?

	A:	We believe the economic proposition represented by crypto-currencies will continue into the future. We have determined that Bitcoin currently offers greatest level of certainty within the crypto-currency market, especially given the SEC’s indication that, of the crypto-currencies, it considers only Bitcoin not to be a security. We believe its status as a commodity provides Bitcoin a significant opportunity to become an increasingly reliable economic platform.

Q:	What ongoing crypto-asset market developments are essential for an investor to understand or assess our company’s business operations, our financial condition, our results of operations, and the market price of our common stock?

	A:	Regulatory Landscape: Changes in regulations and government policies can significantly impact the crypto market-attention to regulatory announcements, legislative proposals, and regulatory actions from different countries or regions. Regulatory clarity or uncertainty can influence market sentiment and affect the adoption of crypto-currencies. An example of this is the recent civil action brought by SEC Enforcement against Binance, one of the leading crypto-currency exchanges.
Market Volatility: By tracking price movements, market trends and factors contributing to volatility, an investor is able to better understand how such volatility impacts our company’s financial condition and the market price of our common stock.
Institutional Adoption: Increasing institutional adoption of crypto-currencies can provide legitimacy and stability to the market. By monitoring announcements from financial institutions, hedge funds and corporations about their involvement in crypto currencies, an investor can better gauge institutional interest, which can impact market liquidity.
Technology Developments: Keeping an eye on advancements in blockchain technology, decentralized finance (DeFi), and other innovative solutions within the crypto space can provide insight into new technologies and applications that would potentially drive crypto asset market growth.
Security and Hacking Risks: By staying informed about significant security breaches, exchange hacks and vulnerabilities in blockchain networks, an investor can better understand and evaluate how such events can erode investor confidence and affect overall market sentiment.
Global Economic Factors: The ever-changing economic landscape influences the crypto asset market. Inflation, monetary policies, geopolitical events and global economic indicators can impact investor sentiment toward crypto-currencies. By following developments in these areas, an investor is better able to remain informed about relevant breaking news and how that news might impact our company, the overall stock market and the crypto-currency markets.

Q:	How will the price volatility associated with crypto assets impact our company?

	A:	The impact of price volatility associated with crypto assets on our company is dependent upon several factors, including those discussed below.
Asset Holdings: Once mined, we do not intend to hold Bitcoin for any significant period of time. However, should our management determine to hold out mined Bitcoin as part of our balance sheet, significant price volatility could directly impact the valuation thereof. Sharp price declines could result in devaluations, potentially leading to impairment charges or losses on our company’s financial statements. On the other hand, price increases could lead to asset appreciation, which could positively impact our financial position.
Investor Sentiment: The perception of price volatility in the Bitcoin market can influence investor sentiment towards our company. Some investors may view exposure to Bitcoin as risky due to their price volatility. This sentiment could impact our company’s stock price and, potentially, affect our ability to attract or retain investors.
Regulatory Environment: Price volatility can influence regulatory scrutiny and potential regulation changes. Governments and regulatory bodies may respond to market volatility by implementing stricter regulations or issuing warnings about crypto-currency risks. Such regulatory changes can directly impact our company’s operations and market conditions.

Q:	Will recent, highly publicized bankruptcies of crypto-related enterprises impact our company directly or indirectly?

	A:	Direct Impact
Counter-party Risk: If our company has direct financial exposure or business relationships with bankrupt entities, such as partnerships, investments, or outstanding loans, there may be direct financial implications. This could involve potential losses on investments, non-payment of debts or disruption of business operations.
Market Sentiment: High-profile bankruptcies in the crypto industry could impact market sentiment and investor confidence.
Indirect Impact
Regulatory Scrutiny: Bankruptcies in the crypto industry can draw increased regulatory attention and scrutiny. Regulatory authorities might tighten regulations or introduce new measures to mitigate similar risks, which could impact our company’s operations or compliance requirements.
Reputation and Perception: The bankruptcies of crypto-related enterprises contribute to negative perceptions of the industry. This could affect how our company is perceived by business partners and investors.
Investor Confidence: Investor confidence in the broader crypto market could be “shaken” by high-profile bankruptcies, which could negatively affect our ability to attract capital investment.

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Q:	Does our company have any assets that may not be recovered due to the recent, highly publicized bankruptcies or may otherwise be lost or misappropriated?

	A:	No.

Q:	Is our company exposed, directly or indirectly, to other counterparties, customers, custodians, or other participants in crypto-asset markets known (1) to have filed for bankruptcy, decreed insolvent or bankrupt, made an assignment for the benefit of creditors or had a receiver appointed for them, (2) to have experienced excessive redemptions or suspended redemptions or withdrawals of crypto assets, (3) to have the crypto assets of their customers unaccounted for, or (4) to have experienced material corporate compliance failures?

	A:	Not that we are aware of.

Q:	What steps does our company take to safeguard our mined Bitcoin?

	A:	Secure Wallets: We use secure Bitcoin wallets to store our mined Bitcoin.
Cold Storage: As we expand our Bitcoin mining capacity, our management will consider holding our Bitcoin holdings offline or in “cold” storage. Cold storage keeps the private keys offline, making them less vulnerable to hacking attempts or online attacks.
Multi-Signature Wallets: As we expand our Bitcoin mining capacity, our management will consider utilizing multi-signature digital wallets in which to hold our mined Bitcoin. Multi-signature digital wallets require multiple private keys to authorize transactions. This strategy would provide an extra layer of security, reducing the risk of unauthorized access or theft.
Regular Backups: We back up our wallet data to protect against data loss or device failure.
Secure Network and Devices: We follow certain procedures to ensure that computers and devices used to access and manage our Bitcoin holdings are secure.

Q:	Does any of our company’s mined Bitcoin serve as collateral for any loan, margin, re-hypothecation, or similar transaction?

	A:	No.

Q:	What procedures has our company established for the sale of mined Bitcoin?

	A:	We have partnered with River Financial, which is an institutional account/custodial account. River Financial, itself, partners with Foundry, a sought-after mining pool for institutional clients. River Financial facilitates all sales of Bitcoin for our company.

Q:	Are there any material risks to our company from the possibility of regulatory developments related to crypto assets or crypto-asset markets, in general, and Bitcoin or the Bitcoin market, in particular?

	A:	Yes, regulatory actions can have significant implications for businesses, such as our company, operating in the crypto market.
Regulatory Uncertainty: The regulatory landscape surrounding crypto assets is still evolving and can be uncertain. Regulator-initiated legal actions, new regulations or changes to existing rules can impact the legality, use and trading of crypto assets. Uncertainty can create compliance challenges, limit market access or introduce additional costs for our company’s operations.
Compliance and Legal Risks: Compliance with regulatory requirements can be complex and resource-intensive. Failure to comply with applicable regulations could result in penalties, fines, legal action, or reputational damage. Our company may be required to allocate increased resources to ensure compliance with evolving regulatory frameworks.
Licensing and Registration: Regulatory developments may introduce licensing or registration requirements for crypto-related businesses. Obtaining the necessary licenses or registrations can be time-consuming and may involve meeting specific criteria, such as capital requirements, compliance programs, or customer protection measures. Failure to obtain required licenses or registrations could result in operational restrictions or legal consequences.
Operational Constraints: Regulatory developments may impose operational constraints on crypto-related activities, such as restrictions on trading, custody or financial services involving crypto-currencies. These constraints could limit our company’s ability to conduct certain operations or access specific markets.
Market Volatility and Investor Sentiment: Regulatory actions or announcements can influence market sentiment and investor confidence. Adverse regulatory developments or uncertainty may lead to increased market volatility, reduced liquidity or declining demand for crypto assets, including Bitcoin. Any of these circumstances could impact our company’s financial condition, market price and ability to attract investment.
Taxation: Regulatory developments can also impact the tax treatment of crypto assets, including Bitcoin. Changes in tax regulations, reporting requirements or interpretations could affect our company’s tax obligations, financial reporting and compliance procedures.
To help mitigate these risks, we closely monitor regulatory developments, engage legal and compliance professionals with expertise in crypto regulations, and continually adjust, as necessary, our business operations and practices to ensure compliance.

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Q:	Does our company expect that any pending crypto-related legislation or regulation could materially negatively affect our business, financial condition or results of operations?

	A:	In light of the current regulatory posture towards Bitcoin, our company does not believe that any pending legislation or regulation would, in a direct manner, affect our business, financial condition or results of operation. However, recent legal actions against crypto exchanges could negatively impact liquidity within the Bitcoin market, in an indirect manner. For example, we believe that the recent slump in the Bitcoin market can be traced, in part, to litigation brought by the SEC against certain exchanges.

Q:	Is there a potential risk to our company where the U.S. or any foreign regulator assert jurisdiction over crypto assets and asset markets?

	A:	Yes, the assertion of jurisdiction by regulators can lead to various implications and challenges for companies operating in the crypto space. However, in light of the current regulatory posture in the U.S. towards Bitcoin, our company does not believe any such regulatory action would directly impact our company.
If regulators in multiple jurisdictions assert jurisdiction, our company may, in the future, face cross-border compliance challenges. Different jurisdictions may have varying regulatory requirements, leading to complexities in operations, reporting and compliance with international standards.

Q:	What are the risks our company faces, should our policies and procedures surrounding the safeguarding of our mined Bitcoin prove to be ineffective?

	A:	If our policies and procedures surrounding the safeguarding of our mined Bitcoin prove to be ineffective, we could lose all of our Bitcoin by hacker theft. Any such event would negatively affect our financial condition and results of operations. However, we believe our policy of selling, rather than holding, mined Bitcoin serves to mitigate, in some measure, the risk of any such loss.

Q:	Has our company’s management identified any gaps concerning our risk management processes and policies in light of current crypto-asset market conditions?

	A:	As our business is currently conducted, management does not believe any gaps exist in our risk management processes and policies, within the context of current crypto-asset market conditions.

Q:	Are there any material financing, liquidity or other risks our company faces related to the impact of recent crypto-asset market disruption and volatility, including the value of our mined Bitcoin?

	A:	The recent crypto-asset market disruption and volatility could pose material financing, liquidity and other risks to our company in the future.
Financing Risks: Crypto market disruption and volatility could impact our ability to secure funding, due to investors’ becoming more risk-averse, resulting in reduced investment in crypto-related ventures. This circumstance could limit our access to capital, slow our growth plans or increase the cost of capital.
Liquidity Risks: Volatility and disruption in the crypto-asset market could impact the liquidity of our mined Bitcoin. During periods of extreme volatility, it may become challenging to find buyers or execute trades at desired prices. Illiquid markets could limit our ability to convert Bitcoin into cash, potentially affecting our liquidity and cash flow.
Valuation Risks: The value of our mined Bitcoin is directly tied to the asset’s market price, which can experience significant fluctuations. Price volatility can impact the valuation of our Bitcoin holdings, potentially affecting our financial statements and financial condition. Sudden declines in value may result in asset impairment or require adjustments to carrying values, impacting our overall financial position.
Counterparty Risks: The disruption in the crypto-asset market can increase counterparty risks. If our company trades, lending, or other financial activities involving crypto assets, counterparties may default, become insolvent, or face liquidity challenges during volatile market conditions. This can result in potential losses, transaction delays, or financial recovery difficulties.
Operational Risks: Market disruption and volatility can introduce operational risks to our company. Increased trading volumes, technical glitches, cybersecurity threats, or challenges in managing risk during periods of extreme volatility can impact our day-to-day operations. It is crucial to have robust risk management measures, disaster recovery plans, and cybersecurity protocols.
Regulatory Risks: The regulatory response to market disruption and volatility can also introduce risks. Regulatory actions, such as increased scrutiny, restrictive measures, or regulatory changes, can impact our business operations, compliance requirements, or market access. It’s essential to stay updated on regulatory developments and adapt our processes accordingly.

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Q:	What are the material risks to our company arising from recent disruptions in the crypto-asset markets?

	A:	The recent disruptions in the crypto-asset markets can pose several material risks to our company. Here are some key things to consider:
Financial Risk: Market disruptions can lead to significant price volatility, directly impacting the value of our company’s mined Bitcoin. Sudden price drops can result in asset impairment, reduced profitability, or losses on investments. This can affect our financial statements, financial condition, and overall business performance.
Liquidity Risk: Disruptions in the crypto-asset markets can lead to decreased liquidity, making it more challenging to buy or sell crypto assets at desired prices. Reduced liquidity can hinder our company’s ability to convert crypto assets into cash, potentially impacting our cash flow, operational capabilities, and ability to meet financial obligations.
Regulatory Risk: Market disruptions can trigger regulatory responses and increased scrutiny from authorities. Regulatory actions addressing perceived risks or protecting investors can impact our company’s operations, compliance obligations, or market access. Changes in regulations or introducing new regulatory frameworks can require adjustments to our business practices and may result in additional costs or constraints.
Reputation Risk: The perception of the crypto industry can be affected by market disruptions and volatility. Negative media coverage, investor sentiment, or public perception about the risks associated with crypto assets can impact our company’s reputation. A tarnished reputation may lead to decreased customer, partner, and investor trust, affecting our business relationships and future growth opportunities.
Operational Risk: Market disruptions can introduce operational risks to our company. Increased trading volumes, technical glitches, cybersecurity threats, or challenges in managing risk during periods of extreme volatility can impact our day-to-day operations. It is essential to have robust risk management measures, disaster recovery plans, and cybersecurity protocols to mitigate these risks.
Market Competition: Market disruptions can also affect the competitive landscape. Other companies in the crypto industry may respond differently to market conditions, potentially altering market dynamics and intensifying competition. This may impact our market share, customer base, and revenue streams.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Code Green Apparel Corp., a Nevada corporation.

Our Company

History. Our company was incorporated on December 11, 2007, in the State of Nevada as Fluid Solutions, Inc. On May 18, 2009, our corporate name changed to Gold Standard Mining Corp. On July 17, 2012, our corporate name changed to J.D. Hutt Corporation. On May 15, 2015, our corporate name changed to Code Green Apparel Corp.

Recent Change in Control; New Business Plan. At the close of business on March 3, 2023, there occurred a change in control of our company, whereby Logan William Rice purchased securities representing voting control of our company from George J. Powell III. In conjunction with the change-in-control transaction, our former sole director, Caren Currier, resigned as director and Mr. Rice was appointed as our current sole director. Mr. Rice now serves as CEO, Chief Financial Officer and Secretary of our company.

Following the change-in-control transaction, and in light of our company’s failure to establish a viable business, our Board of Directors adopted a new business model for our company, to wit: our company will now operate as a Bitcoin mining company in the manner of a traditional gold mining company, that is, we will (1) mine Bitcoin, (2) sell the mined Bitcoin for cash and, (3) on a regular basis, declare and distribute dividends with respect to “Available Cash” (as established by our Board of Directors) to our holders of capital stock.

Also in conjunction with such change in control, we acquired two going businesses engaged in Bitcoin mining. Effective March 13, 2023, we acquired two businesses engaged in Bitcoin mining. The acquired businesses were embodied by two distinct operating asset groups which are referred to as “Operating Group 1” and “Operating Group 2.” (See “Business”).

Change in “Shell” Status. Until our acquisition of Operating Group 1 and Operating Group 2, our company identified itself as a “shell company.” Effective with our acquisition of Operating Group 1 and Operating Group 2 on March 13, 2023, our company ceased to be a “shell company.” (See “Business”)

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Offering Summary

Securities Offered	1,000,000,000 shares of common stock, par value $0.001 (the Offered Shares).
Offering Price	$_____[0.0002-0.001] per Offered Share.
Shares Outstanding Before This Offering	4,005,718,437 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	5,005,718,437 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights	Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: the holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to 66.67% of the total number of shares of outstanding common stock plus the number of votes allocated to outstanding shares of preferred stock. Our Sole Director, Logan William Rice, is the owner of all of the outstanding shares of the Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and (“Security Ownership of Certain Beneficial Owners and Management”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “CGAC” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for prototype development, software development, safety testing, general and administrative expenses and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 9713 Stratus Drive, Dripping Springs, Texas 78620; our telephone number is 612-889-2418; our corporate website is located at www.thenewcgac.co. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods and, until March 13, 2023, our company identified itself as a “shell company.” There is no assurance that our new business plan will result in our company earning a profit. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

Our financial statements are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied. We are not required to have our financial statements audited by a firm that is certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have a third party reviewing the accounting. We may also not be up to date with all publications and releases released by the PCAOB regarding accounting standards and treatments. This circumstance could mean that our unaudited financials may not properly reflect up to date standards and treatments, resulting in misstated financial statements.

Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

●	our financial condition and operating results;
●	our ongoing and anticipated future business operations and plans;
●	changes to our management personnel;
●	changes to our capital structure, including changes to shareholder voting rights; and
●	transactions between our company and our affiliates.

In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include:

●	A loss of market liquidity for our common stock due to being designated a “limited information” company by OTC Markets, as indicated by a “YIELD” or “STOP” sign on OTCMarkets.com, or being relegated to the “Expert Market” by OTC Markets.

●	An inability of an investor in our common stock to sell such investor’s shares through a brokerage account, due to our company’s having been designated a “limited information” company by OTC Markets.

In these or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our full business plan. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. Prior to March 13, 2023, our company was a “shell company” and had not generated revenues and had reported a net loss from operations, which makes an investment in the Offered Shares speculative in nature. Because of this lack of historical operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

●	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
●	our ability to execute our business strategies;
●	our ability to manage our expansion, growth and operating expenses;
●	our ability to finance our business;
●	our ability to compete and succeed in a highly competitive industry; and
●	future geopolitical events and economic crisis.

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There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Chief Executive Officer; the loss of this executive could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our real estate business strategies will depend, primarily, on the continued service of our Chief Executive Officer, Logan William Rice. The loss of service of Mr. Rice, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into an employment agreement with Mr. Rice. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business. Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business. Some of the individuals who now constitute our management team have limited experience managing a publicly traded company and limited experience complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our continued transition to a public company that will be subject to significant regulatory oversight and reporting obligations under the federal securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business, which could materially and adversely impact our business operations.

We are an early-stage company with an unproven business model and our business may not become profitable. We are an early-stage company with a limited operating history upon which you can evaluate our business. We have very limited historical financial data. As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects. Because of our limited operating history and because the health care industry is rapidly evolving, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business. Early-stage companies in new and rapidly evolving markets such as ours frequently encounter risks, uncertainties, and difficulties, including those described in this section. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition, results of operations and prospects to suffer.

Our revenues are highly susceptible to declines as a result of volatility in the market price of Bitcoin. The market for Bitcoin is extremely volatile and our revenues would be significantly impaired, should the market price for Bitcoin remain depressed for an extended period of time. A decrease in our revenue could pose a challenge to our cash generation from operations.

Our financial condition could be adversely affected if our available liquidity is insufficient. If our business is significantly adversely affected by deterioration in the economic environment or otherwise, it could lead us to seek new or additional sources of liquidity to fund our needs. Currently, for a non-investment-grade company such as ours, the capital markets are challenging, with limited available financing and at higher costs than in recent years. There can be no guarantees that we would be able to access any new sources of liquidity on commercially reasonable terms or at all.

We currently have only a small management team and staff, which could limit our ability to effectively seize market opportunities and grow our business. Our operations are subject to all of the risks inherent in a growing business enterprise, including the likelihood of operating losses. As a smaller company with a limited operating history, our success will depend, among other factors, upon how we manage the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business. In addition, as a company with a limited operating history and only a small management team and staff to grow the business and manage the risks inherent in a growing business enterprise, these factors could limit our ability to effectively seize market opportunities and grow.

Investors may lose their entire investment if we fail to reach profitability. We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred losses and will continue to do so in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the Offered Shares.

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Litigation or legal proceedings could expose us to significant liabilities and damage our reputation. Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our company’s business, financial condition, results of operations and future prospects.

Our operating expenses could increase without a corresponding increase in revenues. Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our consolidated financial results and on an investment in the Offered Shares. Factors which could increase operating and other expenses include, but are not limited to (1) an extended decline in the market price of Bitcoin, (2) increases in the rate of inflation, (3) increases in taxes and other statutory charges and (4) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

It is possible that the Coronavirus (“COVID-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID-19 pandemic and the responses thereto result in continuing long-term economic weakness in the United States and/or globally, our ability to expand our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

Risks Related to Our Business

There are significant risk factors relating to our business plan.

●	Extreme volatility of trading prices that many digital assets, including Bitcoin, have experienced in recent periods and may continue to experience, could have a material adverse effect on our operations;

●	Our success is dependent on the acceptance of Bitcoin which represent a new and rapidly evolving industry;

●	Bitcoin may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of Bitcoin;

●	Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, including Bitcoin, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity;

●	The value of our common stock, including the Offered Shares, could relate directly to the value of Bitcoin we are able to mine and sell, the value of which may be highly volatile and subject to fluctuations;

●	The unregulated nature and lack of transparency surrounding the operations of digital asset exchanges may adversely affect the value of Bitcoin and, consequently, the value of our common stock, including the Offered Shares;

●	Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of our common stock or restrict the use of Bitcoin, mining activity or the operation of the Bitcoin Network in a manner that adversely affects the value of our common stock, including the Offered Shares;

●	A determination that Bitcoin or any other digital asset is a “security” may adversely affect the value of Bitcoin and, thus, the value of our common stock, including the Offered Shares;

●	Changes in the policies of the SEC could adversely impact the value of our common stock, including the Offered Shares;

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●	Regulatory changes or other events in foreign jurisdictions may affect the value of our common stock or restrict the use of Bitcoin, mining activity or the operation of the Bitcoin Network in a manner that adversely affects the value of our common stock, including the Offered Shares;

●	Regulatory changes or interpretations could obligate our company to register and comply with new regulations, to the economic detriment of our company; and

●	We rely on third party service providers to perform certain functions essential to the affairs of our company, including the co-location and administration of our Bitcoin miners and the replacement of such service providers could pose a challenge to the safekeeping of our mined Bitcoin and to the operations of our company overall.

The trading prices of Bitcoin have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of Bitcoin, could have a material adverse effect on the value of our common stock, including the Offered Shares, including the loss of all or substantially all of their value. The trading prices of Bitcoin have experienced extreme volatility in recent periods and may continue to do so. Declines in the trading prices of Bitcoin could have a detrimental impact on our operating results and could impair our ability to pay dividends to our shareholders.

Extreme volatility in the future, including further declines in the trading prices of Bitcoin, could have a material adverse effect on the value of our common stock and our common stock could lose all or substantially all of its value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of Bitcoin and other digital assets, including a depreciation in value.

Digital assets, such as Bitcoin, were only introduced within the past decade, and the medium-to-long term value of our common stock is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets. Digital assets, such as Bitcoin, were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity.

Moreover, because digital assets, including Bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Memorandum.

Digital assets represent a new and rapidly evolving industry, and the value of our common stock and the amount of funds available to pay dividends depends on the acceptance of Bitcoin. The Bitcoin Network was first launched in 2009 and Bitcoins were the first cryptographic digital assets created to gain global adoption and critical mass. Although the Bitcoin Network is the most established digital asset network, the Bitcoin Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate.

Changes in the governance of Bitcoin may not receive sufficient support from users and miners, which may negatively affect the Bitcoin Network’s ability to grow and respond to challenges. The governance of decentralized networks, such as the Bitcoin Network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Bitcoin Network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and miners adopt amendments to the Bitcoin Network based on the proposals of such core developers, the Bitcoin Network will be subject to new protocols that may adversely affect the value of Bitcoin.

The Bitcoin Network may face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful. Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels and sharding. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain. Sharding can increase the scalability of a database, such as a blockchain, by splitting the data processing responsibility among many nodes, allowing for parallel processing and validating of transactions. As of December 31, 2022, the Bitcoin Network handled approximately three transactions per second. The Bitcoin Network has been, at times, at capacity, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for Bitcoin (e.g., micropayments), and could reduce demand for, and the price of, Bitcoin, which could adversely impact the value of our common stock. There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Bitcoin Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of our common stock.

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Bitcoin may have concentrated ownership and large sales or distributions by holders of Bitcoin could have an adverse effect on the market price of Bitcoin. As of December 31, 2022, the largest 100 Bitcoin wallets held approximately 15% of the Bitcoins in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Bitcoins, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Bitcoin and on the market price of our common stock.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of our common stock, including the Offered Shares, or the ability of our company to operate. Although there are no known reports of malicious activity on, or control of, the Bitcoin Network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of our common stock.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power on the Bitcoin Network in this manner will remain heightened.

A temporary or permanent “fork” or a “clone” could adversely affect our company and reduce the value of our common stock, including the Offered Shares. The Bitcoin Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of Bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of Bitcoin running in parallel, yet lacking interchangeability. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Cash, Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. To the extent such digital assets compete with Bitcoin, such competition could impact demand for Bitcoin and could adversely impact the value of our common stock.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital assets that rely on proof-of-work more susceptible to attack.

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Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of Bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork which could adversely affect the value of our common stock. A clone may also adversely affect the price of Bitcoin at the time of announcement or adoption.

A future fork in or clone of the Bitcoin Network could adversely affect the value of our common stock, including the Offered Shares, or the ability of our company to operate.

The value of our common stock, including the Offered Shares, may, in the future, relate directly to the value of Bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors. The value of our common stock may, in the future, relate directly to the value of the Bitcoins mined, held and sold by our company and fluctuations in the price of Bitcoin could adversely affect the value of our common stock, including the Offered Shares. The market price of Bitcoin may be highly volatile, and subject to a number of factors, including:

●	An increase in the global Bitcoin supply;

●	Manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;

●	The adoption of Bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin Network;

●	Forks in the Bitcoin Network;

●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Bitcoin, and digital asset exchange rates;

●	Consumer preferences and perceptions of Bitcoin specifically and digital assets generally;

●	Fiat currency withdrawal and deposit policies on digital asset exchanges;

●	The liquidity of digital asset markets and any increase or decrease in trading volume on digital asset markets;

●	Investment and trading activities of large investors that invest directly or indirectly in Bitcoin;

●	An active derivatives market for Bitcoin or for digital assets generally;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Bitcoin as a form of payment or the purchase of Bitcoin on the digital asset markets;

●	Global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	Fees associated with processing a Bitcoin transaction and the speed at which Bitcoin transactions are settled;

●	Interruptions in service from or closures or failures of major digital asset exchanges;

●	Decreased confidence in digital asset exchanges due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges;

●	Increased competition from other forms of digital assets or payment services; and

●	Our company’s own mining and dispositions of Bitcoin, since there is no limit on the number of Bitcoin that we may acquire.

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In addition, there is no assurance that Bitcoin will maintain its value in the long or intermediate term. In the event that the price of Bitcoin declines, it is possible that the value of our common stock would also decline. However, no predictions can be made, in this regard.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, business failures, security failures or operational problems, which may adversely affect the value of Bitcoin and, consequently, the value of the Shares. Digital asset exchanges are relatively new and, in many ways, unregulated. While many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Furthermore, while digital asset exchanges are and may continue to be subject to federal and state licensing requirements in the United States, digital asset exchanges do not appear to be subject to regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of Bitcoin trading.

Competition from the emergence or growth of other digital assets or methods of investing in Bitcoin could have a negative impact on the price of Bitcoin and adversely affect the value of our common stock. Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2022, Bitcoin was the largest digital asset by market capitalization, as tracked by CoinMarketCap.com, and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2022, there were over 22,000 alternative digital assets tracked by CoinMarketCap.com, having a total market-capitalization of approximately $661.7 billion (including the approximately $318.5 billion market cap of Bitcoin), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, Bitcoin and thereby adversely affect the value of our common stock, including the Offered Shares.

Risks Related to Securities Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

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In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our Sole Director, Logan William Rice, owns all of the outstanding shares of our Series A Preferred Stock. Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: the holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to 66.67% of the total number of shares of outstanding common stock plus the number of votes allocated to outstanding shares of preferred stock. Mr. Rice, is the owner of all of the outstanding shares of the Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

We have outstanding series of preferred stock that possess significant anti-dilution protection. We have outstanding shares of three series of preferred stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, that provide significant anti-dilution protection to their respective holders. As of the date of this Offering Circular, we have a total of 1,000 shares of Series A Preferred Stock issued and outstanding, 100,000 shares of Series C Preferred Stock issued and outstanding and 100,000 shares of Series D Preferred Stock issued and outstanding. (See “Security Ownership of Certain Beneficial Owners and Management”).

Series A Preferred Stock. With respect to the Series A Preferred Stock, each share is convertible at any time into a number of shares of our common stock that equals two hundred twenty-five ten-thousandths of a percent (0.0225%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion, such that 1,000 shares of Series A Preferred Stock would convert into twenty-two and one-half percent (22.5%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion.

Series C Preferred Stock. With respect to the Series C Preferred Stock, each share is convertible at any time into a number of shares of our common stock that equals two ten thousandths of a percent (0.0002%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion, such that 100,000 shares of Series C Preferred Stock would convert into twenty percent (20.0%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion.

Series D Preferred Stock. With respect to the Series D Preferred Stock, each share is convertible at any time into a number of shares of our common stock that equals four hundred twenty-five millionths of a percent (0.000425%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion, such that 100,000 shares of Series D Preferred Stock would convert into forty-two and one-half percent (42.5.0%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion.

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Effect of Anti-Dilution Protection. We the holders of all shares of the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock convert at the same time, the effect of their respective anti-dilution rights would be that the then-holders of such series of preferred stock, as a group, would be issued a number of shares of common stock equal to 85% of the then-issued and outstanding shares of our common stock.

We have outstanding convertible debt instruments that could negatively affect the market price of our common stock. Certain of our outstanding convertible debt instruments could negatively affect the market price of our common stock, should their respective exercise prices, at the time of exercise, be lower than the then-market price of our common stock. We are unable, however, to predict the actual effect that the conversion of any such convertible debt instruments would have on the market price of our common stock. (See “Description of Securities—Convertible Promissory Notes”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●	quarterly variations in our operating results;
●	operating results that vary from the expectations of investors;
●	changes in expectations as to our future financial performance, including financial estimates by investors;
●	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
●	changes in our capital structure;
●	announcements of innovations or new services by us or our competitors;

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●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	lack of success in the expansion of our business operations;
●	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
●	additions or departures of key personnel;
●	asset impairment;
●	temporary or permanent inability to offer our products and services; and
●	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of (a) the outstanding shares of Series A Preferred Stock, (b) the outstanding shares of Series C Preferred Stock and (c) the outstanding shares of Series D Preferred Stock into a number of shares of common stock equal to 85% of the then-issued and outstanding shares of our common stock. The conversion of the outstanding shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Assuming our acquisition of Operating Group 1 and Operating Group 2 had occurred on December 31, 2022, our net tangible book value as of December 31, 2022, was $416,214 (unaudited), or $0.0001 per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

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The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$	[0.0002-0.0010]
Net tangible book value per share* as of December 31, 2022 (unaudited)		$0.0001
Increase in net tangible book value per share after giving effect to this offering	$	[0.0002-0.0004]
Pro forma net tangible book value per share as of December 31, 2022 (unaudited)	$	[0.0001-0.0003]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$	[0.0001-0.0007]

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$	[0.0002-0.0010]
Net tangible book value per share* as of December 31, 2022 (unaudited)		$0.0001
Increase in net tangible book value per share after giving effect to this offering	$	[0.0002-0.0003]
Pro forma net tangible book value per share as of December 31, 2022 (unaudited)	$	[0.0001-0.0002]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$	[0.0001-0.0008]

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$	[0.0002-0.0010]
Net tangible book value per share* as of December 31, 2022 (unaudited)		$0.0001
Increase in net tangible book value per share after giving effect to this offering	$	[0.0002-0.0003]
Pro forma net tangible book value per share as of December 31, 2022 (unaudited)	$	[0.0001-0.0002]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$	[0.0001-0.0008]

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$	[0.0002-0.0010]
Net tangible book value per share* as of December 31, 2022 (unaudited)		$0.0001
Increase in net tangible book value per share after giving effect to this offering	$	[0.0002-0.0002]
Pro forma net tangible book value per share as of December 31, 2022 (unaudited)	$	[0.0001-0.0001]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$	[0.0001-0.0008]

* Assumes acquisition of Operating Group 1 and Operating Group 2 occurred on December 31, 2022.

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Offered Shares sold		250,000,000		500,000,000		750,000,000		1,000,000,000
Gross proceeds	$	[50,000-250,000]	$	[100,000-500,000]	$	[150,000-750,000]	$	[200,000-1,000,000]
Offering expenses		20,000		20,000		20,000		20,000
Net proceeds	$	[30,000-230,000]	$	[80,000-480,000]	$	[130,000-730,000]	$	[180,000-980,000]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage
of Offered Shares Sold in This Offering
	25%		50%		75%			100%
Bitcoin Miners (computers)	$	[0-175,000]	$	[25,000-425,000]	$	[75,000-675,000]	$	[125,000-925,000]
Debt Repayment		[0-25,000]		[25,000-25,000]		[25,000-25,000]		[25,000-25,000]
General & Administrative Expenses		[20,000-20,000]		[20,000-20,000]		[20,000-20,000]		[20,000-20,000]
Working Capital		[10,000-10,000]		[10,000-10,000]		[10,000-10,000]		[10,000-10,000]
TOTAL	$	[30,000-230,000]	$	[80,000-480,000]	$	[130,000-730,000]	$	[180,000-980,000]

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We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 1,000,000,000 Offered Shares on a best-efforts basis, at a fixed price of $_____[0.0002-0.001] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Logan William Rice. Mr. Rice will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Rice is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Rice:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
●	is not an associated person of a broker or dealer; and
●	meets the conditions of the following:

● primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
● was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
● did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Rice at: codegreenapparelcorporation@gmail.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

●	Electronically execute and deliver to us a subscription agreement; and
●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, Nevada, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 10,000,000,000 shares of common stock, $.001 par value per share; (b) 10,000,000 shares of preferred stock, $.001 par value per share, of which (1) 1,000 shares are designated Series A Preferred Stock, (2) 200,000 shares are designated Series B Preferred Stock, (3) 100,000 shares are designated Series C Preferred Stock and (7) 100,000 shares are designated Series D Preferred Stock.

As of the date of this Offering Circular, there were (x) 4,005,718,437 shares of our common stock issued and outstanding held by 104 holders of record; (x) 1,000 shares of Series A Preferred Stock were issued and outstanding held by one (1) holder of record; (y) 100,000 shares of Series C Preferred Stock were issued and outstanding held by three (3) holders of record; and (z) 100,000 shares of Series D Preferred Stock were issued and outstanding held by four (4) holders of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Memorandum, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Preferred Stock

Each share of Series A Preferred Stock has the right, in all matters requiring shareholder approval, to 66.67% of the total vote. The Series A Preferred Stock, as a class, is entitled to receive, as dividends, 22.5% of “Available Cash,” as such is determined by our Board of Directors from time to time. Our company has no obligation to redeem the Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals two hundred twenty-five ten-thousandths of a percent (0.0225%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion, such that 1,000 shares of Series A Preferred Stock would convert into twenty-two and one-half percent (22.5%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion.

Series B Preferred Stock

Each share of Series B Preferred Stock has the right to one vote in all matters requiring shareholder approval. The Series B Preferred Stock is stated, in the filed certificate of designation (the “Series B Designation”), to possess conversion rights. However, the relevant provisions in the Series B Designation fail to state a conversion price or conversion ratio. The Series B Preferred Stock has the right to participate in any dividends declared by our Board of Directors with respect to our common stock.

Series C Preferred Stock

Each share of Series C Preferred Stock has the right to one vote in all matters requiring shareholder approval. The Series C Preferred Stock, as a class, is entitled to receive, as dividends, 20.0% of “Available Cash,” as such is determined by our Board of Directors from time to time. Our company has no obligation to redeem the Series C Preferred Stock. Each share of Series C Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals two ten thousandths of a percent (0.0002%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion, such that 100,000 shares of Series C Preferred Stock would convert into twenty percent (20.0%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion.

Series D Preferred Stock

Each share of Series D Preferred Stock has the right to one vote in all matters requiring shareholder approval. The Series D Preferred Stock, as a class, is entitled to receive, as dividends, 42.5% of “Available Cash,” as such is determined by our Board of Directors from time to time. Our company has no obligation to redeem the Series D Preferred Stock. Each share of Series D Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals four hundred twenty-five millionths of a percent (0.000425%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion, such that 100,000 shares of Series D Preferred Stock would convert into forty-two and one-half percent (42.5.0%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion.

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Senior Secured Promissory Notes

As of the date of this Offering Circular, we had outstanding the senior secured promissory notes indicated in the table below.

Description of Terms	Principal Balance at March 31, 2023
Issue Date, March 30, 2023: $230,000 original principal amount, with $30,000 of original issue discount (OID), issued to Booski Consulting, LLC, a company owned by the Company’s sole officer and director; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,234.69, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on March 30, 2027.	$230,000
Issue Date, March 31, 2023: $230,000 original principal amount, with $30,000 of original issue discount (OID), issued to Moore Capital, LLC; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,234.69, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on March 31, 2027.	$230,000
Issue Date, March 31, 2023: $230,000 original principal amount, with $30,000 of original issue discount (OID), issued to Partnership Holdings, LLC; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $617.34, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on March 31, 2027.	$115,000
Issue Date, April 14, 2023: $402,500 original principal amount, with $52,500 of original issue discount (OID), issued to The Linda Sue Rice Living Trust 2017; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $2,160.71, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on April 14, 2027.	$402,500
Issue Date, April 26, 2023: $195,500 original principal amount, with $25,500 of original issue discount (OID), issued to More Capital, LLC; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,049.49, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on April 26, 2027.	$195,500
Issue Date, May 1, 2023: $287,500 original principal amount, with $37,500 of original issue discount (OID), issued to ULP Investments, LLC; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,543.36, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on May 1, 2027.	$287,500
Issue Date, May 8, 2023: $287,500 original principal amount, with $37,500 of original issue discount (OID), issued to BLH 2002 Trust, a company owned by the Company’s sole officer and director; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,543.36, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on May 8, 2027.	$287,500
Issue Date, May 9, 2023: $230,000 original principal amount, with $30,000 of original issue discount (OID), issued to James W. Hoeschler Revocable Trust; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,234.69, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on May 9, 2027.	$230,000
Total	$1,948,000

In addition to the terms described below, our senior secured promissory note holders have the following rights:

Senior Debt Premium. Each holder of a senior secured promissory note has the right to be paid a Senior Debt Premium, which means that each such holder is to be paid such holder’s pro rata share of the principal amount of all senior secured promissory notes of 50% of Cash Available from Operations, which is defined as all revenues derived from our Bitcoin mining operations, less all direct costs our Bitcoin mining operations, less all of our operating expenses, as determined under general accepted accounting principles in the United States, less all taxes paid by us.

Anti-Dilution Protection. For so long as there remains any amount due and owing under a senior secured promissory note (the “Anti-Dilution Period”), any such holder shall have the anti-dilution rights (the “Anti-Dilution Rights”), such that we would be required to issue, from time to time, a number of true-up shares to such holder. The Anti-Dilution Rights are such that the holders of the senior secured promissory notes, as a group, will, during the Anti-Dilution Period, own 4.99% of our then-outstanding shares of common stock.

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Convertible Promissory Notes

As of March 31, 2023, we had outstanding the convertible promissory notes indicated in the table below.

Date of Note Issuance	Outstanding Balance	Principal Amount at Issuance	Accrued Interest	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
3/13/2023	$192,403.33	$192,403.33	$-0-	3/13/2024	Convertible at any time; conversion price equal to: (a) 75% of lowest trading price during 20 days prior to subject notice of conversion; or (b) offering price of qualified Offering Statement on Form 1-A	More Capital, LLC	Loan
3/3/2023	$150,000.00	$150,000.00	$-0-	3/3/2024	Convertible any time; conversion price equal to offering price of qualified Offering Statement on Form 1-A	George J. Powell, III	Loan
6/5/2017	$150,000.00	$150,000.00	$-0-	6/5/2018	Convertible at any time; conversion price equal to 58% of lowest trading price during 20 days prior to subject notice of conversion	Auctus Fund, LLC	Loan

Dividend Policy

We have never declared or paid any cash dividends on our common stock.

However, as part of our new business plan, however, we intend to pay cash dividends to all holders of our capital stock, including holders of common stock.

For purposes of determining the amount of cash to be distributed as a dividend to the holders of our capital stock, our Board of Directors has defined “Available Cash,” as follows:

Available Cash shall be calculated as an amount of cash, for any determination period as may be established by the Board of Directors from time to time, equal to (1) total revenues from sales of Company-mined Bitcoin, (2) less total costs of Bitcoin mined by the Company, (3) less cash operating expenses of the Company as determined in accordance with generally accepted accounting principles (GAAP), (4) less cash paid by the Company for debt service, both principal and interest, (5) less taxes paid by the company.

Available Cash will be distributed as a dividend to holders of record of our capital stock, as follows:

●	15.0% of Available Cash shall be distributed to the holders of Common Stock, who shall be entitled to their pro rata share of such Available Cash amount;

●	22.5% of Available Cash shall be distributed to the holder(s) of Series A Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount;

●	20.0% of Available Cash shall be distributed to the holder(s) of Series C Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount; and

●	42.5% of Available Cash shall be distributed to the holder(s) of Series D Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount.

There is no assurance that our Bitcoin mining operations will ever generate sufficient funds to produce “Available Cash” for dividend distribution.

Our Board of Directors has not yet declared any dividend, in this regard.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, as the transfer agent for our common stock. Pacific Stock Transfer’s website is located at: www.pacificstocktransfer.com. No information found on Pacific Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

History

Our company was incorporated on December 11, 2007, in the State of Nevada as Fluid Solutions, Inc. On May 18, 2009, our corporate name changed to Gold Standard Mining Corp. On July 17, 2012, our corporate name changed to J.D. Hutt Corporation. On May 15, 2015, our corporate name changed to Code Green Apparel Corp.

Our principal executive offices are located at 9713 Stratus Drive, Dripping Springs, Texas 78620; our telephone number is 612-889-2418; our corporate website is currently under construction.

Recent Change in Control

At the close of business on March 3, 2023, there occurred a change in control of our company, whereby Logan William Rice purchased securities representing voting control of our company from George J. Powell III. In conjunction with the change-in-control transaction, our former sole director, Caren Currier, resigned as director and Mr. Rice was appointed as our current sole director. In addition, Mr. Rice was appointed as CEO and Secretary of our company; Ms. Currier remains as CFO of our company.

Following the change-in-control transaction, and in light of our company’s failure to establish a viable business, our Board of Directors adopted a new business model for our company, to wit: our company will now operate as a Bitcoin mining company in the manner of a traditional gold mining company, that is, we will (1) mine Bitcoin, (2) sell the mined Bitcoin for cash and, (3) on a regular basis, declare and distribute dividends with respect to “Available Cash” (as established by our Board of Directors) to our holders of capital stock.

Also in conjunction with such change in control, we acquired two going businesses engaged in Bitcoin mining. (See “New Business Operations” below).

Change in “Shell” Status

Effective March 13, 2023, we acquired two businesses engaged in Bitcoin mining. The acquired businesses were embodied by two distinct operating asset groups which are referred to as “Operating Group 1” and “Operating Group 2.”

At December 31, 2022, Operating Group 1 had a tangible book value of $1,083,460, plus mined Bitcoin held of $26,376; at December 31, 2022, Operating Group 2 had a tangible book value of $52,865, plus mined Bitcoin held of $1,388. All of the tangible assets comprising Operating Group 1 and Operating Group 2 are Bitcoin “miners,” that is, the specialized computer hardware that process the algorithms to validate “blocks” of transactions and add them to the public ledger, thereby building a “blockchain.” All of the Bitcoin “miners” were purchased with cash by their former owners.

We acquired Operating Group 1 by the issuance of 100,000 shares of our Series C Preferred Stock; we acquired Operating Group 2 by the issuance of 100,000 shares of Series D Preferred Stock. The acquisition transaction with respect to Operating Group 1 involved a related party, our Chief Executive Officer, Logan William Rice. In the acquisition of Operating Group 1, Mr. Rice was issued 33,334 shares of our Series C Preferred Stock.

Until our acquisition of Operating Group 1 and Operating Group 2, our company identified itself as a “shell company.” Effective with our acquisition of Operating Group 1 and Operating Group 2 on March 13, 2023, our company ceased to be a “shell company.”

New Business Operations

With the acquisitions of Operating Group 1 and Operating Group 2, our company now operates as a Bitcoin mining company in the manner of a traditional gold mining company, that is, we will (1) mine Bitcoin, (2) sell the mined Bitcoin for cash and, (3) on a regular basis, declare and distribute dividends with respect to “Available Cash” (as established by our Board of Directors) to our holders of capital stock.

Overview

Our company is a Bitcoin mining company. Bitcoin, a cryptocurrency, is a specialized application of blockchain technology. Blockchains are encrypted distributed ledgers maintained on the internet. Bitcoin mining is the process of validating the authenticity of encrypted blocks of transactions and updating Bitcoin’s blockchain ledger. Bitcoin miners expend significant amounts of computer processing power - hash rate - to solve complicated mathematical problems required to validate the encrypted data block. The Bitcoin blockchain protocol rewards the first Bitcoin miner to solve the encryption and add a new block of validated transactions to the Bitcoin blockchain ledger with newly issued Bitcoins. Bitcoin miners compete for those rewards and a share of transaction fees. This creates a competitive environment where Bitcoin miners are constantly seeking to increase their hashing capacity by expansion or deployment of new higher-capacity mining equipment.

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Plan of Operation

We will treat our mined Bitcoin as a traditional commodity, in the manner of a traditional gold mining company, for example. We will (1) mine Bitcoin, (2) sell the mined Bitcoin for cash and, (3) on a regular basis, declare and distribute dividends with respect to “Available Cash” (as established by our Board of Directors) to our holders of capital stock. For purposes of determining the amount of cash to be distributed as a dividend to the holders of our capital stock, our Board of Directors has defined “Available Cash,” as follows:

Available Cash shall be calculated as an amount of cash, for any determination period as may be established by the Board of Directors from time to time, equal to (1) total revenues from sales of Company-mined Bitcoin, (2) less total costs of Bitcoin mined by the Company, (3) less cash operating expenses of the Company as determined in accordance with generally accepted accounting principles (GAAP), (4) less cash paid by the Company for debt service, both principal and interest, (5) less taxes paid by the company.

Available Cash will be distributed as a dividend to holders of record of our capital stock, as follows:

●	15.0% of Available Cash shall be distributed to the holders of Common Stock, who shall be entitled to their pro rata share of such Available Cash amount;

●	22.5% of Available Cash shall be distributed to the holder(s) of Series A Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount;

●	20.0% of Available Cash shall be distributed to the holder(s) of Series C Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount; and

●	42.5% of Available Cash shall be distributed to the holder(s) of Series D Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount.

There is no assurance that our Bitcoin mining operations will ever generate sufficient funds to produce “Available Cash” for dividend distribution.

Our overarching business strategy is to purchase as many Bitcoin miners as available capital will allow and install the purchased Bitcoin miners at a third-party’s secure Bitcoin mining facility, while maintaining low operating expenses. All of our Bitcoin miners are co-located in Texas, pursuant to lease agreements. It is intended that this strategy will serve to yield “Available Cash” for dividend distribution to holders of our capital stock.

Competition

As of December 31, 2022, more than 22,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of Bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin in transactions. Some industry groups are also creating private, permissioned blockchain versions of digital assets. For example, J.P. Morgan and others are developing an open source platform called Quorum, which is described as a version of Ethereum designed for use by the financial services industry. Similar events may occur with Bitcoin.

Bitcoins are mined using computer technology to operate the mining protocol with algorithmic adjustments to the difficulty level required to validate transactions. To maximize Bitcoin rewards, miners increase computing capacity, measured in hash rates, resulting in increasing difficulty adjustments. This creates a cycle akin to an arms race with Bitcoin miners seeking to deploy the most powerful mining equipment possible. Bitmain is the manufacturer of the popular Antminer series that enjoys significant market share. ASIC-based miners have far greater speeds than GPU-based miners. Each time an ASIC miner is developed, it quickly overpowers and makes obsolete any GPU-based mining equipment. Within the ASIC supplier community, manufactures are competing fiercely to develop faster and more efficient miners. Bitmain’s competitors include BitFury, Canaan Creative, Ebang, Innosilicon, MicroBt and other manufacturers. These manufacturers are constantly introducing faster and more energy-efficient mining equipment. There is intense competition in that each new miner introduced has the potential of causing economic obsolescence of existing mining equipment which will adversely affect our operations. We evaluate various miners for cost effectiveness.

If there are technological advances in the hardware, software or other aspects of the Bitcoin mining technology, our operations could suffer reduction or elimination of our profits, accelerated depreciation of our assets and force us to increase investments in newer technologies to maintain operations. These operating variables could adversely affect an investment in us.

Government Regulation

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (FINRA), the Consumer Financial Protection Bureau (CFPB), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the Digital Asset Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Biden’s March 9, 2022, Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

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In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Offered Shares or the ability of our company to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. At the same time, the chair has also stated that the SEC has authority under existing laws to regulate the digital asset sector.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the Digital Asset Markets, and their users, particularly Digital Asset Exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

●	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based Digital Asset Exchanges. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading and mining activities, citing concerns about high energy consumption and its desire to promote financial stability. Regulators in the Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. In January 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.”

●	South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close Digital Asset Exchanges that do not comply with specified processes. South Korea has also banned initial coin offerings.

●	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

●	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

●	The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA is expected to pass the European Parliament in 2023 and come into effect in 2024.

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There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and Digital Asset Exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Bitcoin ecosystem in the United States and globally, or otherwise negatively affect the value of Bitcoin held by us. The effect of any future regulatory change on our company or the Bitcoin held by us is impossible to predict, but such change could be substantial and adverse to our company and the value of our common stock.

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

We conduct all of our corporate functions from a premises provided to us by our CEO, Logan William Rice, at no charge. Each of our Bitcoin miners is located at third-party secure locations in Texas and South Carolina, pursuant to separate lease agreements. We own no real property.

Employees

As of the date of this Offering Circular, we have no employees, other than our executive officer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Results of Operations

Our Company – Three Months Ended March 31, 2023 and 2022. During both periods, except for the final 18 days of the period ended March 31, 2023, our company was a “shell company” and had no operations and nominal assets. Nevertheless, for the three months ended March 31, 2023, we generated revenues of $25,112 (unaudited) and incurred general and administrative expenses of $30,976 (unaudited), resulting in a net operating loss of $5,864 (unaudited). In addition, we reported other income of $366,553 (unaudited), which was comprised of $682 (unaudited) in unrealized gain on Bitcion and $365,871 (unaudited) in debt forgiveness, resulting in net income of $360,689 (unaudited). For the three months ended March 31, 2022, we generated no revenues, incurred operating expenses of $1,680,785 (unaudited) and reported a net loss of $1,680,785 (unaudited).

With the completion of the acquisition of the Bitcoin mining assets in March 2023, we began to generate revenues from our business operations. We expect that our revenues will continue to increase during 2023, as we bring more Bitcoin miners online. However, due to the fluctuating market price of Bitcoin, we cannot predict the levels of our future revenues.

Our Company – Years Ended December 31, 2022 and 2021. During both years, our company was a “shell company” and had no operations and nominal assets. For the year ended December 31, 2022, we generated no revenues and reported operating and administrative expenses of $17,100 (unaudited), for a net operating loss of $17,100 (unaudited). In addition, we reported other expenses of $120,342 (unaudited), which was comprised of $468,753 (unaudited) in interest expense that was offset by $348,411 (unaudited) in debt forgiveness, resulting in a net loss of $137,442 (unaudited). For the year ended December 31, 2021, we generated no revenues and reported operating and administrative expenses of $128,741 (unaudited), for a net operating loss of $128,741 (unaudited). In addition, we reported other expenses of $1,358,339 (unaudited), which was comprised of $135,471 (unaudited) in interest expense that was offset by $1,222,868 (unaudited) in debt forgiveness, resulting in a net loss of $1,487,080 (unaudited).

Operating Group 1 – Period from Inception (______, 2022) Through December 31, 2022. During the period from inception (_______, 2022) through December 31, 2022, Operating Group 1 generated revenues of $934 (unaudited) and incurred $1,952 (unaudited) in cost of revenues, resulting in a gross loss of $1,018 (unaudited). In addition, Operating Group 1 incurred $751 (unaudited), resulting in a net loss of $1,768 (unaudited).

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Operating Group 2 – Period from Inception (______, 2022) Through December 31, 2022. During the period from inception (_______, 2022) through December 31, 2022, Operating Group 2 generated revenues of $51,861 (unaudited) and incurred $19,425 (unaudited) in cost of revenues, resulting in a gross profit of $32,436 (unaudited). In addition, Operating Group 2 incurred $14,261 (unaudited), resulting in a net profit of $18,174 (unaudited).

Year Ended December 31, 2022, Pro Forma. On a combined basis during the year ended December 31, 2022, our company, Operating Group 1 and Operating Group 2 generated revenues of $_____ (unaudited) and experienced a net loss of $________ (unaudited), due to our company’s net loss of $______ (unaudited), Operating Group 1’s net loss of $_______ (unaudited) and Operating Group 2’s net loss of $_______ (unaudited).

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

During the remainder of 2023 and the first half of 2024, we will, with such cash as is available, continue to purchase and/or lease Bitcoin miners. We expect that approximately 90% of available cash will be applied to such efforts.

We will treat our mined Bitcoin as a traditional commodity, in the manner of a traditional gold mining company, for example. We will (1) mine Bitcoin, (2) sell the mined Bitcoin for cash and, (3) on a regular basis, declare and distribute dividends with respect to “Available Cash” (as established by our Board of Directors) to our holders of capital stock. For purposes of determining the amount of cash to be distributed as a dividend to the holders of our capital stock, our Board of Directors has defined “Available Cash,” as follows:

Available Cash shall be calculated as an amount of cash, for any determination period as may be established by the Board of Directors from time to time, equal to (1) total revenues from sales of Company-mined Bitcoin, (2) less total costs of Bitcoin mined by the Company, (3) less cash operating expenses of the Company as determined in accordance with generally accepted accounting principles (GAAP), (4) less cash paid by the Company for debt service, both principal and interest, (5) less taxes paid by the company.

Available Cash will be distributed as a dividend to holders of record of our capital stock, as follows:

●	15.0% of Available Cash shall be distributed to the holders of Common Stock, who shall be entitled to their pro rata share of such Available Cash amount;

●	22.5% of Available Cash shall be distributed to the holder(s) of Series A Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount;

●	20.0% of Available Cash shall be distributed to the holder(s) of Series C Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount; and

●	42.5% of Available Cash shall be distributed to the holder(s) of Series D Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount.

There is no assurance that our Bitcoin mining operations will ever generate sufficient funds to produce “Available Cash” for dividend distribution.

Our overarching business strategy is to purchase as many Bitcoin miners as available capital will allow and install the purchased Bitcoin miners at a third-party’s secure Bitcoin mining facility, while maintaining low operating expenses. All of our Bitcoin miners are co-located in Texas, pursuant to lease agreements. It is intended that this strategy will serve to yield “Available Cash” for dividend distribution to holders of our capital stock.

Financial Condition, Liquidity and Capital Resources

Our Company – March 31, 2023. At March 31, 2023, our company possessed $502,970 (unaudited) in cash, $18,316 (unaudited) in Bitcoin available for sale and had a working capital deficit of $125,571 (unaudited) compared to $-0- (unaudited) in cash and a working capital deficit of $649,618 (unaudited) at December 31, 2022.

Our company’s current cash position of approximately $265,000 is adequate for our company to maintain its present level of operations through the remainder 2023. However, we must obtain additional capital from third parties, including in this offering, to implement our full Bitcoin mining business plan. There is no assurance that we will be successful in obtaining such additional capital, including through this offering.

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December 31, 2022, Pro Forma. On a combined basis, our company, Operating Group 1 and Operating Group 2 had cash of $-0- (unaudited) and a working capital deficit of $649,618 (unaudited) at December 31, 2022.

Senior Secured Promissory Notes

As of the date of this Offering Circular, we had outstanding the senior secured promissory notes indicated in the table below.

Description of Terms	Principal Balance at March 31, 2023
Issue Date, March 30, 2023: $230,000 original principal amount, with $30,000 of original issue discount (OID), issued to Booski Consulting, LLC, a company owned by the Company’s sole officer and director; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,234.69, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on March 30, 2027.	$230,000
Issue Date, March 31, 2023: $230,000 original principal amount, with $30,000 of original issue discount (OID), issued to Moore Capital, LLC; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,234.69, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on March 31, 2027.	$230,000
Issue Date, March 31, 2023: $230,000 original principal amount, with $30,000 of original issue discount (OID), issued to Partnership Holdings, LLC; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $617.34, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on March 31, 2027.	$115,000
Issue Date, April 14, 2023: $402,500 original principal amount, with $52,500 of original issue discount (OID), issued to The Linda Sue Rice Living Trust 2017; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $2,160.71, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on April 14, 2027.	$402,500
Issue Date, April 26, 2023: $195,500 original principal amount, with $25,500 of original issue discount (OID), issued to More Capital, LLC; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,049.49, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on April 26, 2027.	$195,500
Issue Date, May 1, 2023: $287,500 original principal amount, with $37,500 of original issue discount (OID), issued to ULP Investments, LLC; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,543.36, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on May 1, 2027.	$287,500
Issue Date, May 8, 2023: $287,500 original principal amount, with $37,500 of original issue discount (OID), issued to BLH 2002 Trust, a company owned by the Company’s sole officer and director; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,543.36, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on May 8, 2027.	$287,500
Issue Date, May 9, 2023: $230,000 original principal amount, with $30,000 of original issue discount (OID), issued to James W. Hoeschler Revocable Trust; interest at 5% per annum; principal and interest are due and payable, as follows: commencing on the date that is the earlier of (a) 60 days from the Issue Date and (b) the date on which our first-filed offering statement on Form 1-A shall have been “qualified” by the SEC, and each month thereafter until the principal amount and interest shall have been paid, the sum of $1,234.69, which shall be applied first to interest and then to the principal amount, including the OID; provided, however, that all accrued interest and remaining unpaid Principal Amount, including the OID, if any, shall be due and payable on May 9, 2027.	$230,000
Total	$1,948,000

30

In addition to the terms described below, our senior secured promissory note holders have the following rights:

Senior Debt Premium. Each holder of a senior secured promissory note has the right to be paid a Senior Debt Premium, which means that each such holder is to be paid such holder’s pro rata share of the principal amount of all senior secured promissory notes of 50% of Cash Available from Operations, which is defined as all revenues derived from our Bitcoin mining operations, less all direct costs our Bitcoin mining operations, less all of our operating expenses, as determined under general accepted accounting principles in the United States, less all taxes paid by us.

Anti-Dilution Protection. For so long as there remains any amount due and owing under a senior secured promissory note (the “Anti-Dilution Period”), any such holder shall have the anti-dilution rights (the “Anti-Dilution Rights”), such that we would be required to issue, from time to time, a number of true-up shares to such holder. The Anti-Dilution Rights are such that the holders of the senior secured promissory notes, as a group, will, during the Anti-Dilution Period, own 4.99% of our then-outstanding shares of common stock.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the three months ended March 31, 2022, nor during the year ended December 31, 2022. However, should be obtain proceeds in this offering, or otherwise, we expect to make capital expenditures during the next twelve months. We are unable to predict the amount or timing of any such expenditures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Logan William Rice	39	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serve until their successor(s) is duly elected and qualified, or until they are removed from office.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Logan William Rice has served as Chief Executive Officer, Secretary and Sole Director of our company since March 3, 2023. For more than the last ten years, Mr. Rice has been a principal in Booski Consulting, LLC, a business and financial consulting firm, and has managed his own investments.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

31

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2022, our Board of Directors did not hold a meeting, but took all necessary action by written consent in lieu of a meeting.

Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Logan William Rice, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Rice collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded to, paid to or earned by our executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Logan William Rice (1)	2022	—	—	—	—	—	—	—	—
Chief Executive Officer and Secretary	2021	—	—	—	—	—	—	—	—
Caren Currier	2022	—	—	—	—	—	—	—	—
Former Chief Executive Officer, Former Chief Financial Officer	2021	—	—	—	—	—	—	—	—

(1)	Mr. Rice did not become our Chief Executive Officer until March 2023.

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Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Logan William Rice	—	—	—	n/a	—	—	n/a	—	—

Employment Agreements

In April 2023, we entered into an employment with Logan William Rice, our Chief Executive Officer, with an initial term through December 31, 2024, with one-year renewals, unless terminated. Mr. Rice shall receive an annual base salary of $240,000, a $25,000 signing bonus and, if awarded by our Board of Directors, Mr. Rice shall be eligible to earn an annual cash bonus award based on the achievement level of performance on objectives adopted by our Board of Directors. During each fiscal year, the target level of Mr. Rice’s annual bonus will be 25% of his base salary. For the fiscal year ending December 31, 2023, the minimum annual bonus payable to Mr. Rice shall be $60,000.

Outstanding Equity Awards

During the years ended December 31, 2022 and 2021, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below does not give effect to certain events, as follows:

Series A Preferred Stock Conversion. The table below does not give effect to the issuance of shares of our common stock upon conversion of the outstanding shares of Series A Preferred Stock, which are owned by our Chief Executive Officer, Logan William Rice. At any time, Mr. Rice has the right to convert the shares of Series A Preferred Stock into the number of shares of common stock which equals 22.5% of the total number of shares of common stock which are issued and outstanding at the time of conversion. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

Series C Preferred Stock Conversion. The table below does not give effect to the issuance of shares of our common stock upon conversion of the outstanding shares of Series C Preferred Stock, 33.34% of which are owned by our Chief Executive Officer, Logan William Rice. At any time, the shares of Series C Preferred Stock may be converted into the number of shares of our common stock which equals 20% of the total number of shares of common stock which are issued and outstanding at the time of conversion. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

Series D Preferred Stock Conversion. The table below does not give effect to the issuance of shares of our common stock upon conversion of the outstanding shares of Series D Preferred Stock, which are owned by non-affiliated persons. At any time, the shares of Series D Preferred Stock may be converted into the number of shares of our common stock which equals 42.5% of the total number of shares of common stock which are issued and outstanding at the time of conversion. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

33

In light of the caveats stated in the foregoing paragraphs, the following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership		Share Ownership
	Before This Offering		After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors	0	0%	0	0%	See Note 3
Logan William Rice Officers and directors, as a group (1 person)	0	0%	0	0%	and Note 4
Class A Preferred Stock(4)
Logan William Rice	1,000	100%	1,000	100%
Class C Preferred Stock(5)
Logan William Rice	33,334	33.34%	33,334	33.34%
Linrick Industries, LLC(6)	33,333	33.33%	33,333	33.33%
Partnership Holdings, LLC(7)	33,333	33.33%	33,333	33.33%
Class D Preferred Stock(8)
The Linda Sue Rice Living Trust(9)	50,000	50.00%	50,000	50.00%
Partnership Holdings, LLC(7)	15,000	15.00%	15,000	15.00%
ULP Investments, LLC(10)	21,000	21.00%	21,000	21.00%
Bristol Cheese, LLC(11)	14,000	14.00%	14,000	14.00%

(1)	Based on 4,005,718,437 shares outstanding, as of the date of this Offering Circular
(2)	Based on 5,005,718,437 shares outstanding, assuming the sale of all of the Offered Shares.
(3)	The shares of Series A Preferred Stock have the following voting rights: as a group, the Series A Preferred Stock has the right, in all matters requiring shareholder approval, to 66.67% of the total vote. (See Note 4). The shares of Series A Preferred Stock are convertible into the number of shares of common stock which equals 22.5% of the total number of shares of common stock which are issued and outstanding at the time of conversion.
(4)	Due to the superior voting rights of the Series A Preferred Stock, Mr. Rice will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(5)	The shares of Series C Preferred Stock are convertible into the number of shares of common stock which equals 20% of the total number of shares of common stock which are issued and outstanding at the time of conversion.
(6)	Linda S. Rice is the owner of this entity, the address of which is 8700 Blackoaks Lane North, Maple Grove, Minnesota 55311.
(7)	Daniel Bishop is the owner of this entity, the address of which is 2924 Rapids Drive, Racine, Wisconsin 53404.
(8)	The shares of Series D Preferred Stock are convertible into the number of shares of common stock which equals 42.5% of the total number of shares of common stock which are issued and outstanding at the time of conversion.
(9)	Linda S. Rice is the owner of this entity, the address of which is 8700 Blackoaks Lane North, Maple Grove, Minnesota 55311.
(10)	Michael Johander is the owner of this entity, the address of which is 247 W. Point Road, Excelsior, Minnesota 55331.
(11)	Daniel Bishop is the owner of this entity, the address of which is 2924 Rapids Drive, Racine, Wisconsin 53404.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change in Control

At the close of business on March 3, 2023, there occurred a change in control of our company, whereby Logan William Rice purchased securities representing voting control of our company from George J. Powell III. In conjunction with the change-in-control transaction, our former sole director, Caren Currier, resigned as director and Mr. Rice was appointed as our current sole director. In addition, Mr. Rice was appointed as CEO and Secretary of our company.

Asset Acquisitions

Effective March 13, 2023, we acquired two businesses engaged in Bitcoin mining. The acquired businesses were embodied by two distinct operating asset groups which are referred to as “Operating Group 1” and “Operating Group 2.”

At December 31, 2022, Operating Group 1 had a tangible book value of $1,083,460, plus mined Bitcoin held of $26,376; at December 31, 2022, Operating Group 2 had a tangible book value of $52,865, plus mined Bitcoin held of $1,388. All of the tangible assets comprising Operating Group 1 and Operating Group 2 are Bitcoin “miners,” that is, the specialized computer hardware that process the algorithms to validate “blocks” of transactions and add them to the public ledger, thereby building a “blockchain.” All of the Bitcoin “miners” were purchased with cash by their former owners.

We acquired Operating Group 1 by the issuance of 100,000 shares of our Series C Preferred Stock; we acquired Operating Group 2 by the issuance of 100,000 shares of Series D Preferred Stock. The acquisition transaction with respect to Operating Group 1 involved a related party, our Chief Executive Officer, Logan William Rice. In the acquisition of Operating Group 1, Mr. Rice was issued 33,334 shares of our Series C Preferred Stock.

Employment Agreement

In April 2023, we entered into an employment with Logan William Rice, our Chief Executive Officer, with an initial term through December 31, 2024, with one-year renewals, unless terminated. Mr. Rice shall receive an annual base salary of $240,000, a $25,000 signing bonus and, if awarded by our Board of Directors, Mr. Rice shall be eligible to earn an annual cash bonus award based on the achievement level of performance on objectives adopted by our Board of Directors. During each fiscal year, if the target level of Mr. Rice’s annual bonus will be 25% of his base salary. For the fiscal year ending December 31, 2023, the minimum annual bonus payable to Mr. Rice shall be $60,000.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

35

F-1

CODE GREEN APPAREL CORP.

Balance Sheets

	12/31/22	12/31/21
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$2,868
Total current assets	—	2,868
FIXED ASSETS	—	1,574
TOTAL ASSETS	$—	$4,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and other accrued liabilities	$15,500	$60,500
Convertible notes payable	607,860	1,342,872
		18,600
Total current liabilities	649,618	1,421,972
TOTAL LIABILITIES	$649,618	$1,421,972

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized
Series A Preferred Stock, 1,000 shares and 1,000 shares issued and outstanding at December 31, 2022, and December 31, 2021, respectively	$1	$1
Series B Preferred Stock, 65,000 shares and 40,000 shares issued and outstanding at December 31, 2022, and December 31, 2021, respectively	65	40
Common stock, $0.001 par value, 10,000,000,000 shares authorized, 3,838,715,637 shares and 3,266,277,092 shares issued and outstanding at December 31, 2022, and December 31, 2021, respectively	2,510,845	1,605,523
Additional paid-in capital	10,108,506	10,108,506
Accumulated deficit	(13,269,041)	(13,131,599)
Total stockholders’ deficit	(649,618)	(1,417,529)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$—	$4,442

The accompanying notes are an integral part of these unaudited financial statements.

F-2

CODE GREEN APPAREL CORP.

Statements of Operations

	Year Ended	Year Ended
	12/31/22	12/31/21
Expenses
Operating and administrative	$17,100	$128,741
Total operating expenses	17,100	128,741
Net operating loss	(17,100)	(128,741)
Other income (expense)
Interest expense	(468,753)	(135,471)
Forgiven debt	348,411	(1,222,868)
Total other income (expense)	(120,342)	(1,358,339)
Loss before taxes	(137,442)	(1,487,080)
Income tax expense	—	—
Net loss	$(137,442)	(1,487,080)

Net loss per common share
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Weighted average number of common shares outstanding
Basic	3,838,715,637	3,266,277,092
Diluted	3,838,715,637	3,266,277,092

The accompanying notes are an integral part of these unaudited financial statements.

F-3

CODE GREEN APPAREL CORP.

Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2022 and 2021

	Preferred Stock						Additional		Total Stockholders’
	Series A		Series B		Common Stock		Paid-in	Retained	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Deficit)
Balance, December 31, 2020	1,000	1	40,000	$40	48,788,638	$95,955	$10,108,506	$(11,644,519)	$(1,440,017)
Common Stock issued	—	—	—	—	3,217,488,454	1,509,568	—	—	1,509,568
Net loss	—	—	—	—	—	—	—	(1,487,080)	(1,487,080)
Balance, December 31, 2021	1,000	1	40,000	40	3,266,277,092	1,605,523	$10,108,506	$(13,131,599)	$(1,417,529)
Common Stock issued	—	—	—	—	572,438,545	905,322	—	—	905,322
Series B Preferred Stock issued	—	—	25,000	25	—	—	—	—	25
Net loss	—	—	—	—	—	—	—	-137,442	-137,442
Balance, December 31, 2022	1,000	$1	65,000	$65	3,838,715,637	$2,510,845	$10,108,506	$(13,269,041)	$(649,618)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

CODE GREEN APPAREL CORP.

Statements of Cash Flows

For the Years Ended December 31, 2022 and 2021

	Year Ended	Year Ended
	12/31/22	12/31/21
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(137,442)	$(1,487,080)
Non-cash adjustments
Depreciation	1,574	—
Debt to equity conversion	905,322	—
Adjustments to reconcile net loss to net cash used for operating activities:
Changes in assets and liabilities
Decrease (increase) in prepaid expenses	—	—
Increase (decrease) in accounts payable and accrued expenses	(772,354)	(77,588)
Net cash used for operating activities	(2,900)	(1,564,668)
CASH FLOWS FROM FINANCING ACTIVITIES
Series B Preferred Stock issued	32	58,009
Additional paid-in capital	—	1,509,528
Net cash provided by financing	32	1,567,537
Net increase (decrease) in cash and cash equivalents	(2,868)	2,868
Cash and cash equivalents at beginning of period	2,868	—
Cash and cash equivalents at end of period	$—	$2,868

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$—	$—
Interest paid	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-5

CODE GREEN APPAREL CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 and 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Code Green Apparel Corporation. (the “Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on September 2, 2014. The principal activity of the company was to provide sustainable textiles by providing corporations with Corporate Logo Wear, Uniforms and other Sustainable Textile products.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $0 of cash as of December 31, 2022, and December 31, 2021.

Fair Value of Financial Instruments

ASC topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets.
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of accounts payable and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-6

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net income (loss) applicable to common shareholders by the weighted average number of common shares during the period. Diluted income (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2022 and 2021. In loss years common stock equivalents would not be included as they would be anti-dilutive.

Comprehensive Income

The Company has established standards for reporting of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of December 31, 2022. The Company currently has a working capital deficit and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. This raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – COMMON STOCK

The Company has 10,000,000,000, $0.001 par value shares of common stock authorized. As of December 31, 2022, and 2021, the Company had 2,510,845,380 issued and 1,605,523,000 respectively issued and outstanding shares.

During the year 2021, the convertibles note holders decided to convert majority part of the notes to common stock. 1,509,568,000 shares at 0.001 per value were issued to various debt holders in conversion of debt to common stock.

Also, during the year 2022, 905,322,380 shares were issued to Sojourn, a convertible note holder to convert the note to common stock.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 5 – FORGIVEN DEBT

During the year 2022, $298,443.28 Accrued Actus fee which represents part of the convertible note’s payables and $50,000 accrued office rent were forgiven, and reported in the profit and loss account as a forgiven debt.

NOTE 6 – INCOME TAXES

As of December 31, 2021, the Company had net operating loss carry forwards of approximately $312,287 that may be available to reduce future years’ taxable income in varying amounts through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards. The provision for Federal income tax consists of the following:

	December 31, 2022	December 31, 2021
Federal income tax benefit attributable to:
Current Operations	$28,863	$312,287
Less: valuation allowance	(28,863)	(312,287)
Net provision for Federal income taxes	$–	$–

F-7

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2022	December 31, 2021
Deferred tax asset attributable to:
Net operating loss carryover	$353,444	$324,581
Less: valuation allowance	(353,444)	(324,581)
Net deferred tax asset	$–	$–

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $353,444 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – SUBSEQUENT EVENTS

Change in Control

At the close of business on March 3, 2023, there occurred a change in control of the Company, whereby Logan William Rice purchased securities representing voting control of the Company from George J. Powell III. In conjunction with the change-in-control transaction, the Company’s former sole director, Caren Currier, resigned as director and Mr. Rice was appointed as the Company’s current sole director. In addition, Mr. Rice was appointed as CEO and Secretary of the Company; Ms. Currier remains as CFO of the Company.

New Plan of Business

Following the change-in-control transaction, and in light of the Company’s failure to establish a viable business, the Board of Directors adopted a new business model for the Company, to wit: the Company will now operate as a Bitcoin mining company in the manner of a traditional gold mining company, that is, the Company will (1) mine Bitcoin, (2) sell the mined Bitcoin for cash and, (3) on a regular basis, declare and distribute dividends with respect to “Available Cash” (as established by the Board of Directors) to the holders of the Company’s capital stock.

For purposes of determining the amount of cash to be distributed as a dividend to the holders of our capital stock, our Board of Directors has defined “Available Cash,” as follows:

Available Cash shall be calculated as an amount of cash, for any determination period as may be established by the Board of Directors from time to time, equal to (1) total revenues from sales of Company-mined Bitcoin, (2) less total costs of Bitcoin mined by the Company, (3) less cash operating expenses of the Company as determined in accordance with generally accepted accounting principles (GAAP), (4) less cash paid by the Company for debt service, both principal and interest, (5) less taxes paid by the company.

Available Cash will be distributed as a dividend to holders of record of our capital stock, as follows:

●	22.5% of Available Cash shall be distributed to the holder(s) of Series A Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount;

●	20.0% of Available Cash shall be distributed to the holder(s) of Series C Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount;

●	42.5% of Available Cash shall be distributed to the holder(s) of Series D Preferred Stock, who shall be entitled to their pro rata share of such Available Cash amount; and
●	15.0% of Available Cash shall be distributed to the holders of Common Stock, who shall be entitled to their pro rata share of such Available Cash amount.

The overarching business strategy is to purchase as many Bitcoin miners as available capital will allow and install the purchased Bitcoin miners at a third-party’s secure Bitcoin mining facility, while maintaining low operating expenses. All of the Company’s Bitcoin miners are co-located in Texas, pursuant to lease agreements. It is intended that this strategy will serve to yield “Available Cash” for dividend distribution to holders of the Company’s capital stock.

F-8

Debt Forgiveness Agreement

Pursuant to a debt forgiveness agreement, effective March 3, 2023, Carebourn Capital, L.P. agreement to forgive all $332,370.91 of debt owed by the Company to it. In consideration of this debt forgiveness, the Company agreed to pursue its new Bitcoin mining business plan.

First Amended and Restated Promissory Note

Effective March 3, 2023, the Company delivered a First Amended and Restated Promissory Note (the “Amended Powell Note”) to the Company’s former control person, George J. Powell III. The Amended Powell Note has a principal amount of $150,000 and bears interest at 8% per annum. The Amended Powell Note is repayable, as follows: (a) $35,000 of the principal (the “Cash Payment Amount”) shall be payable, in immediately available funds, on or before the fifth day immediately following the date on which the Company obtains the first $100,000 in proceeds from sales of the Company’s common stock made pursuant to the Company’s first-qualified Regulation A offering statement; (b) all unpaid principal and interest in excess of the Cash Payment Amount (the “Stock Payment Amount”) shall be payable by the conversion of the Stock Payment Amount into shares of Company common stock; and (c) in any event, should the Company have failed to obtain qualification of the offering statement, any and all remaining unpaid principal and interest shall be due on March 3, 2024, and shall be payable in cash.

Executive Services Agreement

Effective March 3, 2023, the Company entered into an Executive Services Agreement with its Chief Financial Officer, Caren Currier. Under such agreement, the Company is obligated to pay Ms. Currier $1,000 per month through June 2023.

Repayment of Expenses Advanced by Officer

In conjunction with the change-in-control transaction, the Company’s Chief Financial Officer, Caren Currier, has been repaid a total of $36,258 in expenses advanced by her on the Company’s behalf.

Consolidated Convertible Promissory Note

Effective March 13, 2023, pursuant to a securities purchase agreement, the Company delivered a Consolidated Convertible Promissory Note (the “Consolidated More Note”) to More Captial Partners, L.P. The Consolidated More Note has a principal amount of $192,403.33 and bears interest at 8% per annum. The Consolidated More Note is repayable, as follows: (a) the principal and interest shall be payable shall be payable by the conversion of into shares of Company common stock that have been qualified by the SEC pursuant to the Company’s first-qualified Regulation A offering statement, or into shares of Company common stock pursuant to another exemption from registration; and (b) in any event, should the Company have failed to obtain qualification of the offering statement, any and all remaining unpaid principal and interest shall be due on March 13, 2024, and shall be payable in cash.

In addition, pursuant to the securities purchase agreement, the Company issued 200,000,000 shares of common stock to More Capital Partners, L.P. as a commitment fee.

Asset Purchase Agreements – Change in “Shell” Status

Effective March 13, 2023, the Company acquired two businesses engaged in Bitcoin mining. The acquired businesses were embodied by two distinct operating asset groups which are referred to as “Operating Group 1” and “Operating Group 2.”

At December 31, 2022, Operating Group 1 had a tangible book value of $1,083,460, plus mined Bitcoin held of $26,376; at December 31, 2022, Operating Group 2 had a tangible book value of $52,865, plus mined Bitcoin held of $1,388. All of the tangible assets comprising Operating Group 1 and Operating Group 2 are Bitcoin “miners,” that is, the specialized computer hardware that process the algorithms to validate “blocks” of transactions and add them to the public ledger, thereby building a “blockchain.” All of the Bitcoin “miners” were purchased with cash by their former owners.

The Company acquired Operating Group 1 by the issuance of 100,000 shares of our Series C Preferred Stock; the Company acquired Operating Group 2 by the issuance of 100,000 shares of Series D Preferred Stock. The acquisition transaction with respect to Operating Group 1 involved a related party, the Company’s Chief Executive Officer, Logan William Rice. In the acquisition of Operating Group 1, Mr. Rice was issued 33,334 shares of the Company’s Series C Preferred Stock.

Until the acquisition of Operating Group 1 and Operating Group 2, the Company identified itself as a “shell company.” Effective with the acquisition of Operating Group 1 and Operating Group 2 on March 13, 2023, the Company ceased to be a “shell company.”

F-9

OPERATING GROUP 1

Balance Sheet

(unaudited)

	12/31/22	4/19/2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—
Total Current Assets	—	—
EQUIPMENT
Bitcoin miners, net of accumulated depreciation of $7,929	44,936	52,865
Total Equipment	44,936	52,865
INTANGIBLE ASSETS
Bitcoin available for sale	1,389	—
Total Intangible Assets	1,389	—
TOTAL ASSETS	$46,325	$52,865

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES	$—	$—
TOTAL CURRENT LIABILITIES	—	—

OWNERS’ EQUITY
Ownership interest at December 31, 2022	52,865	52,865
Additional paid-in capital	3,157	—
Retained earnings (deficit)	(9,697)	—
Total owner’s equity	46,325	52,865
TOTAL LIABILITIES AND OWNER’S EQUITY	$46,325	$52,865

The accompanying notes are an integral part of these unaudited financial statements.

F-10

OPERATING GROUP 1

Statement of Operations

(unaudited)

Period from Inception (April 19, 2022) Through 12/31/22
Revenues	$934
Cost of revenues	1,952
Gross profit (loss)	(1,018)
Operating expenses
General and administrative expense	751
Total operating expenses	751
Profit (loss) from operations	(1,768)
Other income (expense)
Depreciation and amortization	(7,929)
Total other income (expense)	(7,929)
Profit (loss) before income taxes	(9,697)
Provision for income taxes	—
Net profit (loss)	$(9,697)
Net profit (loss) per ownership interest
Basic and Diluted	$(9,697)

The accompanying notes are an integral part of these unaudited financial statements.

F-11

OPERATING GROUP 1

Consolidated Statement of Changes in Owner’s Equity

For the Period from Inception (April 19, 2022) Through December 31, 2022

(unaudited)

	Owner’s Investment	Additional Paid-in Capital	Retained Earnings	Total Owner’s Equity
Balance, April 19, 2022	$52,865	$3,157	$—	$56,022
Net loss	—	—	(9,697)	(9,697)
Balance at December 31, 2022	$52,865	$3,157	$(9,697)	$46,325

The accompanying notes are an integral part of these unaudited financial statements.

F-12

OPERATING GROUP 1

Statements of Cash Flows

(unaudited)

Period from Inception (April 19, 2022) Through 12/31/22
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,697)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	7,929
Net cash used in operating activities	(1,768)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Bitcoin miners	(52,865)
Bitcoin held for sale	(1,389)
Net cash used by investing activities	(54,254)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from owner’s investments	56,022
Net cash provided by financing activities	56,022
Net change in cash	—
Cash, beginning of period	—
Cash, end of period	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-13

OPERATING GROUP 1

Notes to Unaudited Financial Statements

December 31, 2022

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Operating Group 1 is comprised of five Bitcoin miners (computer servers) that operate as a distinct business within Blackoaks Capital, L.P. (“Owner”)

Operating Group 1 commenced Bitcoin mining operations on April 19, 2022, when Owner purchased and put into operation five (5) Bitcoin miners.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Operating Group 1’s unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), and pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC) and are expressed in U.S. Dollars, and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of Operating Group 1.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject Operating Group 1 to concentration of credit risk consist of cash deposits and customer receivables. Operating Group 1 maintains cash with various major financial institutions. Operating Group 1 performs periodic evaluations of the relative credit standing of these institutions. To reduce risk, Operating Group 1 performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

Operating Group 1 considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2022.

Digital Currency – Bitcoin

Bitcoin is included in current assets in the balance sheet as an intangible asset. It is recorded at cost less impairment. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, Operating Group 1 has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If Operating Group 1 concludes otherwise, it will be required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. The reward for a Bitcoin miner changes roughly every four years, or after every 210,000 blocks are mined, and gets reduced by half each time, a process called “Bitcoin halving.” The last halving occurred on May 11, 2020, and reduced the reward per block to 6.25 BTC.

Fixed Assets - Crypto-currency Machines

Management has assessed the basis of depreciation of Operating Group 1’s Crypto-currency Machines used to verify digital currency transactions and generate digital currencies and believes they should be depreciated over a three-year period. The rate at which Operating Group 1 generates digital assets and, therefore, consumes the economic benefits of its transaction verification servers are influenced by a number of factors including the following:

F-14

●	the complexity of the transaction verification process which is driven by the algorithms contained within the Bitcoin open-source software;

●	the general availability of appropriate computer processing capacity on a global basis (commonly referred to in the industry as the blockchain’s total hash rate); and

●	technological obsolescence reflecting rapid development in the transaction verification server industry such that more recently developed hardware is more economically efficient to run in terms of digital assets generated as a function of operating costs, primarily power costs i.e. the speed of hardware evolution in the industry is such that later hardware models generally have faster processing capacity combined with lower operating costs and a lower cost of purchase.

Operating Group 1 operates in an emerging industry for which limited data is available to make estimates of the useful economic lives of specialized equipment. The equipment is highly computerized equipment and could become obsolete within lesser time than other equipment. Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Management has determined that the expected useful life of transaction verification servers would be three years. Management’s assessment takes into consideration the availability of historical data and management’s expectations regarding the direction of the industry including potential changes in technology.

Management will review this estimate annually and will revise such estimates as and when data comes available. To the extent that any of the assumptions underlying management’s estimate of useful life of its transaction verification servers are subject to revision in a future reporting period either as a result of changes in circumstances or through the availability of greater quantities of data then the estimated useful life could change and have a prospective impact on depreciation expense and the carrying amounts of these assets.

Recent Accounting Pronouncements

Operating Group 1 has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and Operating Group 1 does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - PURCHASE OF BITCOIN MINERS

On April 19, 2022, five (5) Bitcoin miners were purchased to form Operating Group 1. The five Bitcoin miners comprising Operating Group 1 were purchased from a third-party for $52,865 in cash.

NOTE 4 – SUBSEQUENT EVENT

Purchase of Operating Group 1

On March 13, 2023, Code Green Apparel Corp. purchased the five (5) Bitcoin miners comprising Operating Group 1 by the issuance of 100,000 shares of its Series C Preferred Stock (the “Purchase Shares”), which Purchase Shares were valued at $54,253.

F-15

OPERATING GROUP 2

Balance Sheet

(unaudited)

	12/31/22	8/6/2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—
Total Current Assets	—	—
EQUIPMENT
Bitcoin miners, net of accumulated depreciation of $90,290	993,170	1,083,460
Total Equipment	993,170	1,083,460
INTANGIBLE ASSETS
Bitcoin available for sale	26,377	—
Total Intangible Assets	26,377	—
TOTAL ASSETS	$1,019,507	$1,083,460
LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES	$—	$—
TOTAL CURRENT LIABILITIES	—	—
OWNERS’ EQUITY
Ownership interest at December 31, 2022	1,083,460	1,083,460
Additional paid-in capital	8,162	—
Retained earnings (deficit)	(72,115)	—
Total owner’s equity	1,019,507	1,083,460
TOTAL LIABILITIES AND OWNER’S EQUITY	$1,019,507	$1,083,460

The accompanying notes are an integral part of these unaudited financial statements.

F-16

OPERATING GROUP 2

Statement of Operations

(unaudited)

Period from Inception (August 6, 2022) Through 12/31/22
Revenues	$51,861
Cost of revenues	19,425
Gross profit (loss)	32,436
Operating expenses
General and administrative expense	14,261
Total operating expenses	14,261
Profit (loss) from operations	18,175
Other income (expense)
Depreciation and amortization	(90,290)
Total other income (expense)	(90,290)
Profit (loss) before income taxes	(72,115)
Provision for income taxes	—
Net profit (loss)	$(72,115)
Net profit (loss) per ownership interest
Basic and Diluted	$(72,115)

The accompanying notes are an integral part of these unaudited financial statements.

F-17

OPERATING GROUP 2

Consolidated Statement of Changes in Owner’s Equity

For the Period from Inception (August 6, 2022) Through December 31, 2022

(unaudited)

	Owner’s Investment	Additional Paid-in Capital	Retained Earnings	Total Owner’s Equity
Balance, April 19, 2022	$1,083,460	$8,162	$—	$1,091,622
Net loss	—	—	(72,115)	(72,115)
Balance at December 31, 2022	$1,083,460	$8,162	$(72,115)	$1,019,507

The accompanying notes are an integral part of these unaudited financial statements.

F-18

OPERATING GROUP 2

Statements of Cash Flows

(unaudited)

Period from Inception (August 6, 2022) Through 12/31/22
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(72,115)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	90,290
Net cash provided by operating activities	18,175
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Bitcoin miners	(1,083,460)
Bitcoin held for sale	(26,377)
Net cash used by investing activities	(1,109,837)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from owner’s investments	1,091,622
Net cash provided by financing activities	1,091,622
Net change in cash	—
Cash, beginning of period	—
Cash, end of period	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-19

OPERATING GROUP 2

Notes to Unaudited Financial Statements

December 31, 2022

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Operating Group 2 is comprised of 100 Bitcoin miners (computer servers) that operate as a distinct business within Blackoaks Capital, L.P. (“Owner”)

Operating Group 2 commenced Bitcoin mining operations on August 6, 2022, when Owner purchased and put into operation 100 Bitcoin miners.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Operating Group 2’s unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), and pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC) and are expressed in U.S. Dollars, and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of Operating Group 2.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject Operating Group 2 to concentration of credit risk consist of cash deposits and customer receivables. Operating Group 2 maintains cash with various major financial institutions. Operating Group 2 performs periodic evaluations of the relative credit standing of these institutions. To reduce risk, Operating Group 2 performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

Operating Group 2 considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2022.

Digital Currency – Bitcoin

Bitcoin is included in current assets in the balance sheet as an intangible asset. It is recorded at cost less impairment. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, Operating Group 2 has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If Operating Group 2 concludes otherwise, it will be required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. The reward for a Bitcoin miner changes roughly every four years, or after every 210,000 blocks are mined, and gets reduced by half each time, a process called “Bitcoin halving.” The last halving occurred on May 11, 2020, and reduced the reward per block to 6.25 BTC.

Fixed Assets - Crypto-currency Machines

Management has assessed the basis of depreciation of Operating Group 2’s Crypto-currency Machines used to verify digital currency transactions and generate digital currencies and believes they should be depreciated over a three-year period. The rate at which Operating Group 2 generates digital assets and, therefore, consumes the economic benefits of its transaction verification servers are influenced by a number of factors including the following:

F-20

●	the complexity of the transaction verification process which is driven by the algorithms contained within the Bitcoin open-source software;

●	the general availability of appropriate computer processing capacity on a global basis (commonly referred to in the industry as the blockchain’s total hash rate); and

●	technological obsolescence reflecting rapid development in the transaction verification server industry such that more recently developed hardware is more economically efficient to run in terms of digital assets generated as a function of operating costs, primarily power costs i.e. the speed of hardware evolution in the industry is such that later hardware models generally have faster processing capacity combined with lower operating costs and a lower cost of purchase.

Operating Group 2 operates in an emerging industry for which limited data is available to make estimates of the useful economic lives of specialized equipment. The equipment is highly computerized equipment and could become obsolete within lesser time than other equipment. Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Management has determined that the expected useful life of transaction verification servers would be three years. Management’s assessment takes into consideration the availability of historical data and management’s expectations regarding the direction of the industry including potential changes in technology.

Management will review this estimate annually and will revise such estimates as and when data comes available. To the extent that any of the assumptions underlying management’s estimate of useful life of its transaction verification servers are subject to revision in a future reporting period either as a result of changes in circumstances or through the availability of greater quantities of data then the estimated useful life could change and have a prospective impact on depreciation expense and the carrying amounts of these assets.

Recent Accounting Pronouncements

Operating Group 2 has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and Operating Group 2 does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - PURCHASE OF BITCOIN MINERS

On August 6, 2022, 100 Bitcoin miners were purchased to form Operating Group 2. The 100 Bitcoin miners comprising Operating Group 2 were purchased from a third-party for $1,083,460 in cash.

NOTE 4 – SUBSEQUENT EVENT

Purchase of Operating Group 2

On March 13, 2023, Code Green Apparel Corp. purchased the 100 Bitcoin miners comprising Operating Group 2 by the issuance of 100,000 shares of its Series D Preferred Stock (the “Purchase Shares”), which Purchase Shares were valued at $1,109,836.

F-21

CODE GREEN APPAREL CORP.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical financial statements of Code Green Apparel Corp. (“CGAC”), a discrete asset group of five (5) Bitcoin miners (“Operating Group 1”) and a discrete asset group of 100 Bitcoin miners (“Operating Group 2”), after giving effect to CGAC’s acquisition of Operating Group 1 and Operating Group 2BHC (collectively, the “Acquisition”), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was March 13, 2023.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of CGAC at December 31, 2022 (unaudited), and adjusts such information to give effect to the acquisition of Operating Group 1 and Operating Group 2, as if the Acquisition had occurred at December 31, 2022. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2022. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and the financial statements and related notes thereto of Operating Group 1 and Operating Group 2 contained elsewhere herein.

	CGAC	Operating Group 1	Operating Group 2	Pro Forma Adjustments	Pro Forma
Current Assets
Cash and cash equivalents	$—	$—	$—	$—	$—
Equipment
Bitcoin miners	—	44,936	993,170	—	1,038,106
Intangible Assets
Bitcoin available for sale	—	1,389	26,377	—	27,766
Total Assets	—	46,325	1,019,507	—	1,065,832
Current Liabilities
Accounts payable and accrued expenses	15,500	—	—	—	15,500
Convertible notes payable	607,860	—	—	—	607,860
Total Liabilities	649,618	—	—	—	649,618
Shareholders’/Owners Equity (Deficit)
Stated capital	2,510,911	52,865	1,083,460	—	3,647,236
Additional paid-in capital	10,108,506	3,157	8,162	—	10,119,825
Accumulated deficit	(13,269,041)	(9,697)	(72,115)	—	(13,350,853)
Total Shareholders’/Owners Equity (Deficit)	(649,618)	46,325	1,019,507	—	416,214
Total Liabilities and Shareholders’/Owners Equity (Deficit)	—	46,325	1,019,507	—	1,065,832

See accompanying notes to unaudited pro forma financial statements.

F-22

Unaudited Pro Forma Statements of Operations

Year Ended December 31, 2022

The following pro forma statement of operations has been derived from the statement of operation of CGAS at December 31, 2022, and adjusts such information to give effect to the acquisition of Operating Group 1 and Operating Group 2, as if the acquisitions had occurred at January 1, 2022. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at January 1, 2022. The pro forma statement of operations should be read in conjunction with BHC’s financial statements and related notes thereto contained elsewhere in this filing.

	CGAC	Operating Group 1	Operating Group 2	Pro Forma Adjustments	Pro Forma
Revenues	$—	$934	$51,861	$—	$52,795
Cost of revenues	—	1,952	19,425	—	21,377
Gross profit (loss)	—	(1,018)	32,436	—	31,418
Total operating expenses	(17,100)	(751)	(14,261)	—	(32,112)
Net Operating Profit (Loss)	(17,100)	(1,768)	18,175	—	(693)
Other Income (Expense)
Interest expense	(468,753)	—	—	—	(468,753)
Forgiven debt	348,411	—	—	—	348,411
Depreciation	—	(7,929)	(90,290)	—	(98,219)
Total Other Income (Expense)	(137,442)	(7,929)	(90,290)	—	(235,661)
Loss Before Taxes	(137,442)	(9,697)	(72,115)	—	(219,254)
Income Tax Expense	—	—	—	—	—
Net Loss	$(137,442)	$(9,697)	$(72,115)	$—	$(219,254)

Net profit (loss) per share
Basic and Diluted	$(0.00)	$(9,697)	$(72,115)	$81,812	$(0.00)

Net profit (loss) per share
Basic and Diluted	3,838,715,637	—	—	—	3,838,715,637

See accompanying notes to unaudited pro forma financial statements.

F-23

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheet as of December 31, 2022, and the unaudited pro forma statement of operations for the year ended December 31, 2022, are based on the historical financial statements of CGAC, Operating Group 1 and Operating Group 2 after giving effect to CGAC’s acquisition of Operating Group 1 and Operating Group 2 (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform the accounting policies of Operating Group 1 and Operating Group 2 to CGAC’s accounting policies.

The unaudited pro forma balance sheet as of December 31, 2022, is presented as if the Acquisition had occurred on December 31, 2022. The unaudited pro forma statement of operations of CGAC, Operating Group 1 and Operating Group 2 for the year ended December 31, 2022, is presented as if the Acquisition had taken place on January 1, 2022.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of CGAC that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of CGAC.

Note 2. Operating Group 1 and Operating Group 2 Acquisitions

Effective March 13, 2023, CGAC entered into (A) an Asset Purchase Agreement with the owner of Operating Group 1 (the “Group 1 Agreement”), pursuant to which CGAC acquired the five (5) Bitcoin miners comprising Operating Group 1 for 100,000 shares of the Series C Preferred Stock of CGAC and (B) an Asset Purchase Agreement with the owner of Operating Group 2 (the “Group 2 Agreement”), pursuant to which CGAC acquired the 100 Bitcoin miners comprising Operating Group 2 for 100,000 shares of the Series D Preferred Stock of CGAC. The securities issued by CGAC pursuant to the Group 1 Agreement and the Group 2 Agreement are considered “restricted securities.” Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro form balance sheet, no pro forma adjustments are included. With respect to the unaudited pro forma statements of income, no pro forma adjustments are included.

F-24

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:

2. Charter and Bylaws

2.1	Articles of Incorporation from Inception through December 31, 2022	Filed herewith.
2.2	Certificate of Designation filed March 14, 2023	Filed herewith.
2.3	Amended Certificate of Designation filed April 5, 2023	Filed herewith.
2.4	Bylaws	Filed herewith.

3. Instruments defining the rights of securityholders

3.1	Consolidated Promissory Note dated March 13, 2023, principal amount $192,403.33, in favor of More Capital, LLC	Filed herewith.
3.2	First Amended and Restated Promissory Note dated March 3, 2023, principal amount $150,000, in favor of George J. Powell, III	Filed herewith.
3.3	Senior Secured Promissory Note dated March 30, 2023, principal amount $230,000, in favor of Booski Consulting, LLC	Filed herewith.
3.4	Senior Secured Promissory Note dated May 9, 2023, principal amount $230,000, in favor of James W. Hoeschler Revocable Trust of 2004	Filed herewith.
3.5	Senior Secured Promissory Note dated June 23, 2023, principal amount $115,000, in favor of James W. Hoeschler Revocable Trust of 2004	Filed herewith.
3.6	Senior Secured Promissory Note dated April 14, 2023, principal amount $402,500, in favor of The Linda Sue Rice Living Trust 2017	Filed herewith.
3.7	Senior Secured Promissory Note dated March 31, 2023, principal amount $230,000, in favor of More Capital Partners, LP	Filed herewith.
3.8	Senior Secured Promissory Note dated April 26, 2023, principal amount $195,500, in favor of More Capital Partners, LP	Filed herewith.
3.9	Senior Secured Promissory Note dated June 13, 2023, principal amount $264,500, in favor of More Capital Partners, LP	Filed herewith.
3.10	Senior Secured Promissory Note dated March 31, 2023, principal amount $115,000, in favor of Partnership Holdings, LLC	Filed herewith.
3.11	Senior Secured Promissory Note dated May 1, 2023, principal amount $287,500, in favor of ULP Investments, LLC	Filed herewith.
3.12	Security Agreement between the Company and Steel Sporran, LLC, as Collateral Agent	Filed herewith.
3.13	Collateral Agent Agreement between Steel Sporran, LLC, as Collateral Agent and the holders of Senior Secured Promissory Notes	Filed herewith.

4. Subscription Agreement

4.1	Subscription Agreement	Filed herewith.

6. Material Agreements

6.1	Securities Purchase Agreement dated March 13, 2023, between the Company and More Capital Partners, LP	Filed herewith.
6.2	Debt Forgiveness Agreement between the Company and Carebourn Capital, L.P.	Filed herewith.
6.3	Employment Agreement between the Company and Logan William Rice	Filed herewith.
6.4	Securities Purchase Agreement dated March 30, 2023, between the Company and Booski Consulting, LLC	Filed herewith.
6.5	Securities Purchase Agreement dated May 9, 2023, between the Company and James W. Hoeschler Revocable Trust of 2004	Filed herewith.
6.6	Securities Purchase Agreement dated June 23, 2023, between the Company and James W. Hoeschler Revocable Trust of 2004	Filed herewith.
6.7	Securities Purchase Agreement dated March 31, 2023, between the Company and More Capital Partners, LP	Filed herewith.
6.8	Securities Purchase Agreement dated April 26, 2023, between the Company and More Capital Partners, LP	Filed herewith.
6.9	Securities Purchase Agreement dated June 13, 2023, between the Company and More Capital Partners, LP	Filed herewith.
6.10	Securities Purchase Agreement dated March 31, 2023, between the Company and Partnership Holdings, LLC	Filed herewith.
6.11	Securities Purchase Agreement dated April 14, 2023, between the Company and The Linda Sue Rice Living Trust 2017	Filed herewith.
6.12	Securities Purchase Agreement dated May 1, 2023, between the Company and ULP Investments, LLC	Filed herewith.

7. Plan of acquisition, reorganization, arrangement, liquidation, or succession

7.1	Asset Purchase Agreement between the Company and Blackoaks Capital, L.P. dated as of March 11, 2023	Filed herewith.
7.2	Asset Purchase Agreement between the Company and Blackoaks Capital, L.P. dated as of March 11, 2023	Filed herewith.

11. Consents

11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed herewith.

12. Opinion re: Legality

12.1	Opinion of Newlan Law Firm, PLLC	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dripping Springs, State of Texas, on July 19, 2023.

CODE GREEN APPAREL CORP.

By:	/s/ Logan William Rice
Logan William Rice
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Logan William Rice	July 19, 2023
Logan William Rice
Chief Executive Officer, Chief Financial Officer, Secretary and Director

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